                           WYNDHAM HOTEL CORPORATION

                                FIRST AMENDMENT
                  TO SENIOR SECURED REVOLVING CREDIT AGREEMENT


                 This FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this "AMENDMENT") is dated as of July 30, 1997 and entered into by and among WYNDHAM HOTEL CORPORATION, a Delaware corporation (the "COMPANY"), the financial institutions party to the Credit Agreement referred to below (the "LENDERS") and BANKERS TRUST COMPANY, as agent for Lenders (the "AGENT"), and, for purposes of Section 4 hereof, the Credit Support Parties listed on the signature pages hereof, and is made with reference to that certain Senior Secured Revolving Credit Agreement dated as of May 29, 1996 (the "CREDIT AGREEMENT"), by and among the Company, the Lenders party thereto and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

                 WHEREAS, the Company and Lenders desire to amend the Credit Agreement to (i) increase the aggregate amount of the Commitments by $50,000,000, (ii) permit Clubhouse Hotels, Inc. ("CLUBHOUSE") to merge with the Company, (ii) permit the Company to make certain debt Investments in Homegate Hospitality, Inc. ("HOMEGATE"), (iv) amend certain financial covenants, (v) make certain revisions to the method of calculating the Borrowing Base, (vi) permit the Company to make certain equity Investments in American General Hospitality Corporation and American General Hospitality Operating Partnership, L.P., (vii) permit the Company to enter into franchise agreements, (viii) to permit, subject to the limitations provided herein, the Company to make Investments in connection with certain franchise agreements, and (ix) make certain other amendments as set forth below:

                 NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                 SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

                 1.1      AMENDMENTS TO SECTION 1:  PROVISIONS RELATING TO
                          DEFINED TERMS

                 A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

                 "`CLUBHOUSE ACQUISITION' means the merger of Clubhouse Hotels, Inc. with and into WHC Acquisition Corporation in accordance with the provisions of the Clubhouse Merger Agreement."

                 "`CLUBHOUSE MERGER AGREEMENT' means that certain Agreement and Plan of Merger dated as of July 21, 1997 Clubhouse Hotels, Inc., the Company and WHC Acquisition Corporation, as such agreement may be amended, supplemented or otherwise modified from time to time."

                 "`CLUBHOUSE PROPERTIES' means, collectively, each real property, together with all Improvements thereon, and all fixtures attached thereto and all personal property used in connection therewith, acquired by WHC Acquisition Corporation pursuant to the Clubhouse Acquisition."

                 "`FIRST AMENDMENT' means that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of July 30, 1997 by and among the Company, the Lenders and the Agent."

                 "`FIRST AMENDMENT EFFECTIVE DATE' means the date the First Amendment became effective in accordance with its terms."

                 "`WHC FRANCHISE' means WHC Franchise Corporation, a Delaware corporation."

                 B. The definition of "ACQUISITION" contained in subsection 1.1 of the Credit Agreement is hereby amended by adding the phrase "and the acquisition by WHC Acquisition Corporation of the Clubhouse Properties" at the end of such definition.

                 C. The definition of "BORROWING BASE" contained in subsection 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

        "`BORROWING BASE' means, as of any date of determination from and after the Funding Availability Date through and including the Maturity Date, the amount determined by the Agent as of the last day of the preceding month or, if subsequent thereto, the most recent Addition Date or Release Date, that is equal to the sum of the following:

                 (i) the sum of the Pool A Property Amounts in respect of all Pool A Properties as of such date of determination; provided that the calculation of the amount referred to in this clause (i) shall exclude (a) the amount, if any, by which the Pool A Property Amount with respect to any Pool A Property (other than the Rose Hall Property and any Additional Pool A Property referred to in clause (c) below) as of such date of determination otherwise exceeds 25% of the amount determined pursuant to this clause (i) for such period, (b) the amount, if any, by which the Pool A Property Amount with respect to the Rose Hall Property as of such date of determination, otherwise





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
        exceeds the correlative percentages of the amount determined pursuant to this clause (i) indicated for the periods set forth below:

                         PERIOD             PERCENTAGE
                 -----------------------    -----------

                 F.A. Date-12/31/96           35%
                 01/01/97-6/30/97             30%
                 07/01/97-Maturity Date       25%; and

        (c) if the Pool A Amount with respect to an Additional Pool A
        Property exceeds 25% of the amount determined pursuant to this clause
        (i) as of such Addition Date, the amount, if any, by which the Pool A Property Amount with respect to such Additional Pool A Property otherwise exceeds the amount that bears the same percentage relationship to the amount determined pursuant to this clause (i) as of such date of determination as the Pool A Property Amount with respect to such Additional Pool A Property on the Addition Date with respect thereto bears to the amount determined pursuant to this clause
        (i) as of such Addition Date; plus

                 (ii) the lesser of (a) the sum of the Management Amounts in respect of all Management Agreements and Servicing Agreements as of such date of determination and (b) the greater of (x) an amount equal to 66 2/3% of the amount determined pursuant to the preceding clause
        (i) and (y) the amount by which $15,000,000 is greater than the amount determined pursuant to the preceding clause (i).

                 The Borrowing Base is subject to (1) reduction from time to time as provided in subsection 2.4B(iii) and 2.9 and (2) adjustment from time to time as provided in the definitions of Pool A Property Amount, Property EBITDA, Management Amount and Management EBITDA, respectively."

                 D. The definition of "MANAGEMENT AMOUNT" contained in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting clause (i) thereof and substituting the following therefor:

                 "(i) with respect to each Management Agreement or Servicing Agreement, the product of (a) 3.00 multiplied by (b) the Management EBITDA for such Management Agreement or Servicing Agreement, as the case may be, for the 12 most recently completed calendar months ending not less than 30 days before such date of determination for which the Agent has received the financial statements with respect to such Management Agreement or Servicing Agreement required to be delivered pursuant to subsection 6.1(ii) of subsection 7.16A(ii), as the case may be;"

and (ii) deleting clause (ii) thereof.





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
                 E. The definition of "MANAGEMENT EBITDA" contained in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting "; and" at the end of paragraph (y) thereof and substituting the punctuation "." therefor and (ii) deleting paragraph (z) therefrom.

                 F. The definition of "POOL A PROPERTY AMOUNT" contained in subsection 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

        "`POOL A PROPERTY AMOUNT' means, as of any date of determination, the following:

                 (i) with respect to a Pool A Property (other than the Rose Hall Property) listed on Schedule 5.4A1 annexed hereto as of the Effective Date, the product of (a) the applicable factor set forth below as of such date of determination multiplied by (b) the Property EBITDA for such Pool A Property for the 12 most recently completed calendar months ending not less than 30 days before such date of determination for which the Agent has received the financial statements with respect to such Properties required to be delivered pursuant to subsection 6.1(i):

                        PERIOD              PERCENTAGE
                 ---------------------      ----------
                 1/1/97 - 1/31/98              4.75
                 2/1/98 - 12/31/98             3.75
                 1/1/99 - thereafter           3.50

        ; provided that such Pool A Property Amount shall not be greater than an amount equal to 65% of the value thereof specified in the Appraisal with respect to such Pool A Property most recently approved by the Agent on or before such date of determination; or

                 (ii) with respect to the Rose Hall Property, the product of (a) the applicable factor set forth below as of such date of determination multiplied by (b) the Property EBITDA for the Rose Hall Property for the 12 most recently completed calendar months ending not less than 30 days before such date of determination for which the Agent has received the financial statements with respect to such Property required to be delivered pursuant to subsection 6.1(i):

                     PERIOD                 PERCENTAGE
                 --------------------       ----------
                 1/1/97 - 1/31/98              4.00
                 2/1/98 - 12/31/98             2.75
                 1/1/99-thereafter             2.75

        ; provided that such Pool A Property Amount shall not be greater than the least of (1) the Pool A Property Amount with respect to the Rose Hall Property as of the Funding Availability Date (without giving effect to clause (z)(2) of the definitions of Property EBITDA), (2) an amount equal to 40% of the value thereof specified on the Appraisal with respect to the Rose Hall Property most recently approved by the Agent on or before such date of determination, (3) zero during any period in which there shall





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
        have occurred and be continuing a material adverse change in the business, operations, condition (financial or otherwise) or prospects of Rose Hall Partnership that shall have resulted, or could reasonably be expected to result, from the occurrence of events or the existence of conditions that have not, or could not reasonably be expected to, affect other resort hotels in the Caribbean of a type, quality and character similar to that of the Rose Hall Property in substantially the same manner and to substantially the same extent and (4) $14,000,000; or

                (iii) with respect to each Additional Pool A Property (other than an Additional Pool A Property referred to in the following clause (iv)), the product of (a) the applicable factor specified from time to time by the Agent, in its sole discretion, for such Additional Pool A Property multiplied by (b) the Property EBITDA for such Additional Pool A Property for the 12 most recently complete calendar months ending not less than 30 days before the applicable date of determination for which the Agent has received the financial statements with respect to such Properties required to be delivered pursuant to subsection 6.1(i) or 7.16A(i), as the case may be; provided that such Pool A Property Amount shall not be greater than an amount equal to 65% of the value thereof specified in the Appraisal with respect to such Pool A Property most recently approved by the Agent on or before such date of determination; or

                 (iv) with respect to each Additional Pool A Property for which a Major Renovation/Restoration shall occur, or shall be scheduled to commence, on or before the first anniversary of the Addition Date with respect thereto, the amount that is equal to 35% of the sum of (a) the cash purchase price therefor paid therefor by the Company on or before such date of determination plus (b) the actual cost of such Major Renovation/ Restoration paid by the Company on or before such date of determination; provided that, as of any date of determination after the completion of such Major Renovation/Restoration that shall occur on or before the end of 12 complete calendar months ending not less than 30 days before the applicable date of determination for which the Agent has received the financial statements with respect to such Additional Pool A Property required to be delivered pursuant to subsection 6.1(i), such Pool A Property Amount shall not be greater than an amount equal to 35% of the value thereof, on an as-completed basis, specified in the Appraisal with respect to such Additional Pool A Property as of a date not earlier than 30 days before such date of completion provided further that if a certificate of substantial completion has been delivered to the Agent with respect to one or more of the Properties listed on Schedule 1.1C annexed hereto, the applicable percentage with respect to such Properties for purposes of this clause (iv) shall be 50% instead of 35%; and

                (v) with respect to the Commerce Property, the amount which is 50% of the amount otherwise calculated pursuant to this definition (without giving effect to clause (z) in the definition of Property EBITDA) if the Company shall not yet have acquired the superior ground lease with respect to the Commerce Property and the Leasehold interest under such superior ground lease shall not have merged with the Commerce Lease, in each case on terms satisfactory to the Agent in its sole discretion."

                 G. The definition of "RELATED DOCUMENTS" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting the phrase "Acquisition Documents" contained in such subsection and substituting the phrase "Acquisition Agreements, the Clubhouse Merger Agreement" therefor.

                 H.  The definition of "RELEASE PRICE" contained in subsection
1.1 of the Credit Agreement is hereby amended by deleting the phrase "the DAB Notes or the Affiliate Notes" from the penultimate proviso contained in such definition and substituting the following therefor "the DAB Notes, the Affiliate Notes, and any Collateral acquired in the Clubhouse Acquisition and not subject to clause (i), (ii) or (iii) above."

                 1.2 AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

                 A. Subsection 2.1A(i) of the Credit Agreement is hereby amended by deleting the last sentence thereof and substituting the following therefor:

                 "The amount of each Lender's Revolving Commitment and such Lender's Pro Rata Share as of the First Amendment Effective Date is set forth opposite its name on Schedule 2.1A annexed hereto and the aggregate amount of the Revolving Commitments on the First Amendment Effective Date is $150,000,000; provided, however, that the Revolving Commitments of the Lenders shall be adjusted to give effect to any assignments of the Revolving Commitments pursuant to subsection 9.1; provided further however, that the amount of the Revolving Commitments shall be automatically reduced by the amount of any reductions to the Revolving Commitments made pursuant to subsection 2.4B(ii)."

                 1.3  AMENDMENT TO SECTION 6: COMPANY'S AFFIRMATIVE COVENANTS

                 A. Subsection 6.20A of the Credit Agreement is hereby amended by inserting the phrase ", undeveloped land" immediately after the phrase "Pool B Property" in such subsection.

                 1.4  AMENDMENTS TO SECTION 7:  COMPANY'S NEGATIVE COVENANTS

                 A. Subsection 7.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (ix) thereof, (ii) renumbering existing clause (x) as clause "(xi)" and (iii) inserting the following as new clause (x) in such subsection:

                      "(x)  Knoxville C.I. Associates, LLP, Omaha C.I.
                 Associates, L.P., Overland Park C.I. Associates, L.P., Atlanta C.I. Associates II, L.P. and Wichita C.I. Associates III, L.P. may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $23,793,274 owed to Salomon Brothers Inc. on the First Amendment Effective Date and assumed by WHC

                 Acquisition Corporation pursuant to the Clubhouse Acquisition; provided that the Company and each of its Subsidiaries shall comply with each provision of subsection 7.15A(iii) (except that, for the purpose of determining compliance with clause
                 (e) of subsection 7.15A(iii), the Indebtedness owned on the First Amendment Effective Date to Salomon Brothers Inc. shall be deemed to be Pool C Indebtedness;"

                 B. Subsection 7.3 of the Credit Agreement is hereby amended by (i) inserting the phrase "franchise agreement," immediately after the phrase "modifying any" in the first paragraph thereof, (ii) deleting the word "and" from the end of clause (x) thereof and (iii) inserting the following immediately after clause (xi):

                      "(xii) so long as no Event of Default or Potential Event
                 of Default is continuing, the Company and its Subsidiaries may make Investments in American General Hospitality Corporation and its Subsidiaries in an aggregate amount not to exceed $5,000,000 in connection with the execution of one or more franchise agreements between WHC Franchise and American General Hospitality Corporation or one of its Subsidiaries;

                      (xiii) so long as no Event of Default or Potential Event of Default is continuing, if the Company shall have determined that making such Investment, becoming liable with respect to such Guaranty or making such payment, in each case pursuant to this subsection 7.3(xiii), is necessary to secure a franchise agreement that is an upscale full service hotel, garden style hotel or resort hotel or mid-scale limited service hotel operating under the Clubhouse brand name, in each case located in the United States of America, or to secure an extension, renewal or modification of such franchise agreement, the Loan Parties and their respective Subsidiaries may, subject to subsection 7.10, (a) make equity or debt Investments in the owner of such franchised property, (b) become liable with respect to Guaranties of Indebtedness or other obligations of such Persons and (c) make payments to such Persons or their respective Affiliates provided that (1) the sole purpose of each such Person shall be to acquire, own, renovate, operate and dispose of a franchised property that is an upscale full service hotel, a garden style hotel or a resort hotel or mid-scale, limited service hotel operating under the Clubhouse brand name, in each case; (2) the Company shall have entered into a franchise agreement with such Person with respect to such franchised property (or an extension, renewal or modification thereof, as the case may be); (3) the Loan Parties and their respective Subsidiaries shall comply with subsection 7.17; (4) the aggregate amount of the outstanding Investments, outstanding Guaranties and payments made by the Loan Parties and their respective Subsidiaries, in each case as permitted by subsections 7.3(vi), (vii), (viii),
                 (xii) and (xiii) does not (and after giving effect to such additional investment Guaranty or payment pursuant to this subsection 7.3(xiii) would not) exceed $50,000,000; (5) the aggregate amount of the outstanding Investments, outstanding Guaranties and payments made by the Loan Parties and their respective Subsidiaries does not (and after giving effect to such investment, Guaranty or payment pursuant to this subsection 7.3(xiii) would not exceed $5,000,000; (6) the sum of the aggregate amount of outstanding Investments, outstanding Guaranties and payments made by the Loan Parties and their respective Subsidiaries in, to or for the benefit of the owner of such franchised property and its Affiliates (which owner and its Affiliates together shall not number more than 5 Affiliated Owners) pursuant to subsections 7.3(vi),
                 (vii), (viii) and (xii) and (xiii), shall not exceed $7,500,000 at any time; (7) if such Franchised Property is an upscale full service hotel or a resort hotel or mid-scale, limited service hotel, such Investment, Guaranty or payment shall not exceed $500,000; and (8) if such Franchised Property is a garden style hotel, such Investment, Guaranty or payment shall not exceed $300,000;

                      (xiv) the Company may make loans to Homegate Hospitality,
                 Inc. and its Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time; provided that each such loan shall have a term (including all extension options) not to exceed twelve years and be secured by a second priority Lien on each real estate project financed, in whole or in part, with proceeds of such loan or, upon a permanent refinancing of the Loan from the Company, a security interest in Homegate Hospitality, Inc.'s interest in the applicable Subsidiary that owns the applicable real estate project; and

                      (xiv) the Company and its Subsidiaries may make Investments in three Joint Ventures on the effective date of the Clubhouse Merger in accordance with the provisions of the Clubhouse Merger Agreement; provided that in no event shall the Company be a partner in, or incur any Contingent Obligations in respect of, any such Joint Venture except that WHC may incur Contingent Obligations in respect of a wrongful acts guaranty related to Marquis Hotel Associates (Pittsburgh) in favor of Midland Loan Services, L.P."

                 C. Subsection 7.7 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (vii) in such subsection,
(ii) deleting the punctuation "." from the end of clause (viii) in such subsection and substituting "; and" therefor and (iii) adding the following at the end of such subsection:

                      "(ix) the Company and WHC Acquisition Corporation may
                 consummate the Clubhouse Acquisition."

                 D. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the percentage "50%" from each place it occurs in such subsection and substituting "55%" in each case instance therefor.

                 E. Subsection 7.6F of the Credit Agreement is hereby amended by deleting the phrase "5.00 to 1.00" from the chart contained in such subsection and substituting the phrase "5.40 to 1.00" therefor.

                 F. Subsection 7.6G of the Credit Agreement is hereby amended by deleting the phrase "5.75 to 1.00" from the chart contained in such subsection and substituting the phrase "6.15 to 1.00" therefor.

                 G. Subsection 7.10 of the Credit Agreement is hereby amended by (i) adding the phrase "and (vi) Investments permitted pursuant to subsection 7.3(xiv)" at the end of such subsection, (ii) adding the phrase "or subsection 7.3(xiv)" after the phrase "referred to in subsection 7.3(v)" and (iii) adding the phrase "and make Investments permitted pursuant to subsection 7.3(xiv)" at the end of clause (viii)(A) in such subsection.

                 H. Subsection 7.14(i) of the Credit Agreement is hereby amended by (i) inserting the phrase "development," immediately after the phrase "restoration," in clause (a) thereof, (ii) adding the following at the end of clause (a) in such subsection:

                 "; provided that, the aggregate amount of expenditures by the Company and its Subsidiaries for the acquisition of land and/or development of garden style hotels shall not exceed $10,000,000, measured on a cumulative basis from the First Amendment Effective Date"

and (iii) amending existing clause (d) thereof to be clause "(f)" and inserting the following as clauses (d) and (e):

                      "(d)        ownership, renovation, restoration,
                 management, operation and disposition of mid- scale, limited service hotels acquired in the Clubhouse Acquisition,

                      (e) the management of, and the entering into franchise agreements with respect to, upscale, full service garden or resort hotels or mid-scale, limited service hotels operated under the Clubhouse brand name,"

                 I. Subsection 7.14(iii) of the Credit Agreement is hereby amended by inserting the phrase "and Investments permitted pursuant to subsection 7.3(xiv)" immediately after the phrase "generated by the Other Managed Property" in the parenthetical contained in such subsection.

                 J. Subsection 7.15A of the Credit Agreement is hereby amended by (i) adding the following at the end of clause (i) in such subsection:

                      "; provided however that, with respect to each Clubhouse
                 Property (other than any Clubhouse Property subject on the First Amendment Effective Date to a Lien in favor of Salomon Brothers Inc), if each of the other conditions set forth in subsection 7.15A are satisfied with respect to such Clubhouse Property, the Lenders shall be deemed to have approved such Clubhouse Property as an Additional Pool A Property."

and (ii) inserting the phrase "or subsection 7.1(x)" at the end of clause
(iii)(d) in such subsection.

                 K. Subsection 7.16(A) of the Credit Agreement is hereby amended by inserting the phrase "or a mid-scale, limited service hotel operated under the Clubhouse brand name" immediately after the phrase "or resort hotel" (i) in clause (a) in subsection 7.16A(i) and (ii) in clause
(a)(1) in subsection 7.16A(ii).

                 L. Subsection 7.17B of the Credit Agreement is hereby amended by inserting (i) the phrase "except to the extent permitted pursuant to subsection 7.3(xii)," at the beginning of clause (ii) in such subsection and adding the following at the end thereof:

                 "; provided further, that Company may enter into franchise agreements with respect to the operation of mid-scale, limited service hotels operated under the "Clubhouse" brand name."

                 M. Section 7 of the Credit Agreement is hereby amended by adding the following subsection at the end thereof:

                 "7.21    RESTRICTIONS ON CERTAIN SUBSIDIARIES.

                 A. Unless and until C.I. General, LLC, C.I. Manager, Inc., C.I. Wichita General LLC and C.I. Wichita Manager Inc. (each a "RESTRICTED SUBSIDIARY" and collectively the "RESTRICTED SUBSIDIARIES"
         (i) execute counterparts to each of the Subsidiary Guaranty, Security Agreement, Omnibus Management and Liquor License Agreement and Environmental Indemnity and (ii) take all other actions reasonably requested by Agent to grant a perfected, first priority security interest in its respective property, none of the Restricted Subsidiaries shall (a) engage in any business or conduct any operations other than the ownership of the equity interests owned by such Restricted Subsidiary on the First Amendment Effective Date or
         (b) own any material assets other than the equity interests owned by such Restricted Subsidiary on the First Amendment Effective Date.

                 B. During the continuance of an Event of Default or Potential Event of Default, neither Company nor any of its Subsidiaries shall make any Investments in Knoxville C.I. Associates, LLP, Omaha C.I. Associates, L.P., Overland Park C.I. Associates, L.P., Atlanta C.I. Associates II, L.P., Wichita C.I. Associates III, L.P., Westmont c.I. Associates, Limited Partnership or Savannah C.I. Associates, L.P.

                 1.5  AMENDMENTS TO SCHEDULES

                 A. The Credit Agreement is hereby amended by deleting Schedules 2.1A, 4.1G, 5.4A1, 5.4A3 and 5.4I therefrom and substituting in place thereof new Schedules 2.1A, 4.1G, 5.4A1, 5.4A3 and 5.4I in the form attached as Annex A to this Amendment.

                 B. Schedule 5.3 to the Credit Agreement is hereby amended by adding to such Schedule the Contingent Obligations set forth in Annex B hereto.

                 C.   The Credit Agreement is hereby amended by adding as
Schedule 1.1C thereto the Schedule attached as Annex C hereto.

                 SECTION 1        CONDITIONS TO EFFECTIVENESS

                 Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

                 A. CORPORATE DOCUMENTS. On or before the First Amendment Effective Date, the Company shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to the Company and each other Loan Party party to an Amendment Document (as hereinafter defined), each, unless otherwise noted, dated the First Amendment Effective Date:

                      1. Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to the First Amendment Effective Date;

                      2. Copies of its Bylaws, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary;

                      3. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, an amendment to the Subsidiary Guaranty, substantially in the form attached hereto as Annex D (the "SUBSIDIARY GUARANTY AMENDMENT"), the Amended and Restated Security Agreement substantially in the form attached hereto as Annex E, and the Mortgage Amendments (as hereinafter defined) and approving and authorizing the execution, delivery and payment of Notes representing the additional Commitments contemplated by this Amendment (collectively, the "ADDITIONAL NOTES" and, together with this Amendment, the Subsidiary Guaranty Amendment and the Mortgage Amendments, the "AMENDMENT DOCUMENTS"), in each case to the extent such Loan Party is a party to such Amendment Document, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                      4. Signature and incumbency certificates of the officers executing the Amendment Documents; and

                      5. An officer's certificate certifying that the articles and bylaws of each Loan Party other than Company have not been amended or otherwise modified since the Effective Date.

                 B. CERTAIN AMENDMENT DOCUMENTS. The Agent shall have received counterparts of this Amendment, the Subsidiary Guaranty Amendment and the Additional Notes, in each case originally executed by each of the parties thereto.

                 C. SECURITY INTERESTS. The Company shall have taken or caused to be taken all such actions as may be necessary or reasonably requested by Agent to give Agent a valid, continuing, enforceable and perfected first priority Lien on or first priority security interest in the Collateral as of the First Amendment Effective Date. Such actions shall include the following:

                      1. the delivery of each of the documents and satisfaction of each of the conditions set forth in subsection 7.15A(i) of the Credit Agreement with respect to each Additional Pool A Property acquired by WHC Acquisition Corporation pursuant to the Clubhouse Acquisition (the "CLUBHOUSE POOL A PROPERTIES");

                      2. the delivery to Agent of fully executed and acknowledged counterparts of an amendment to the Mortgage in form and substance satisfactory to Agent (such amendments, collectively, the "MORTGAGE AMENDMENTS") for each Pool A Property owned in fee directly by the Company (the "COMPANY-OWNED POOL A PROPERTIES"), and the delivery of evidence satisfactory to Agent that counterparts of the Mortgage Amendments have been or will be recorded in all places necessary or desirable to maintain valid and enforceable first priority Liens on the fee simple or leasehold interests of the Company, as applicable, in the Company-Owned Pool A Properties as of the First Amendment Effective Date in favor of Agent, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of Agent);

                      3. the delivery to Agent of a title report or commitment (together with copies of all documents listed therein as exceptions to title) dated not more than 90 days prior to the First Amendment Effective Date with respect to each Pool A Property and pro forma Title Policies (or date-down endorsements) dated not more than 30 days prior to the First Amendment Effective Date with respect to each Pool A Property, each reasonably satisfactory in form and substance to Agent;

                      4. the delivery to Agent of opinions of Kansas and Texas counsel as to the enforceability of the Mortgage Amendments to be recorded in such states and such other matters as Agent shall reasonably request, which opinions shall be dated the First

         Amendment Effective Date, addressed to Agent and the Lenders and otherwise in form and substance reasonably satisfactory to Agent;

                      5. the delivery to Agent of signed endorsements to the Title Policies or marked title commitments ("DATE-DOWN POLICIES") insuring on the First Amendment Effective Date fee simple or leasehold title to each of the Company-Owned Pool A Properties vested in the Company and insuring the first priority of the Liens created under the Mortgages amended by the Mortgage Amendments in an aggregate amount, when combined with the title insurance provided in the Title Policies delivered for the Clubhouse Pool A Properties pursuant to clause (a) above, not less than $150,000,000, in each case subject only to Permitted Encumbrances, and such other title exceptions as are satisfactory to Agent. Such Date-Down Policies shall be reinsured with title insurance companies acceptable to Agent in amounts as required by Agent subject to facultative reinsurance agreements in form satisfactory to Agent. In addition, the Company shall have paid to the Title Company or to the appropriate Governmental Authority all expenses and premiums of the Title Company in connection with the issuance of such Date-Down Policies or in connection with any Loan hereunder and an amount equal to the recording and stamp taxes (including mortgage recording, intangible and similar taxes) payable in connection with recording each Mortgage Amendment in the appropriate county or parish land offices or in connection with any Loans hereunder;

                      6. the delivery to the Title Company of such certificates and affidavits as the Title Company may reasonably require in connection with the issuance of the Date-Down Policies;

                      7. the execution and delivery by each Subsidiary of the Company of the Amended and Restated Security Agreement substantially in the form attached as Annex E hereto; and

                      8. the delivery to Agent of evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, continue, perfect and preserve the Liens granted to Agent in the Collateral as of the First Amendment Effective Date shall have been made.

                 D. ADDITIONAL MANAGEMENT AGREEMENTS. The Company shall have delivered each of the documents and satisfied each of the conditions set forth in subsection 7.16A(i) of the Credit Agreement with respect to each Additional Management Agreement acquired by Management Corp. or any other Subsidiary of the Company pursuant to the Clubhouse Acquisition.

                 E. APPRAISALS. Agent shall have received (i) an Appraisal of each Pool A Property to be acquired in the Clubhouse Acquisition dated not more than 60 days prior to the First Amendment Effective Date and prepared by an Appraiser designated by the Agent, which Appraisal shall be satisfactory in form and substance to the Agent and shall satisfy all applicable regulatory requirements; and (ii) copies of all appraisals, market studies, and similar information with respect to each of the Pool A Properties in the possession or under the control of the Company or any of its Subsidiaries.

                 F. ESTOPPEL CERTIFICATES. The Company shall deliver or cause to be delivered to Agent original counterparts of (i) estoppel certificates and consent agreements with respect to each Additional Management Agreement acquired pursuant to the Clubhouse Acquisition, satisfactory in form and substance to the Agent, and duly executed by each owner of the related Managed Property; (ii) estoppel certificates, reasonably satisfactory in form and substance to the Agent, duly executed by each holder of Pool C Indebtedness affecting any Pool C Property the Acquisition of which is effected pursuant to the Clubhouse Acquisition; and (iii) estoppel certificates, reasonably satisfactory in form and substance to the Agent, duly executed by each holder of Indebtedness encumbering the property owned by any Joint Venture an interest in which is acquired pursuant to the Clubhouse Acquisition

                 G. LEGAL OPINION. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Locke Purnell Rain Harrell, counsel for Company and each other Loan Party party to an Amendment Document (an "AMENDMENT LOAN PARTY"), in form and substance reasonably satisfactory to Agent and its counsel, dated as of the First Amendment Effective Date.

                 H. JOINT VENTURE DOCUMENTS. Copies of each Partnership Agreement, Joint Venture Agreement or other organizational document related to each of the Investments acquired pursuant to subsection 7.3(xiv) of the Amended Credit Agreement (as hereinafter defined), in each case certified by an officer of the Company as true, correct and complete.

                 I. OTHER PROCEEDINGS. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.


                 SECTION 3   THE COMPANY'S REPRESENTATIONS AND WARRANTIES

                 In order to induce the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Lender that the following statements are true, correct and complete:

                 A. CORPORATE POWER AND AUTHORITY. Each Amendment Loan Party has all requisite corporate power and authority to enter into each applicable Amendment Document and to carry out the transactions contemplated by, and perform its obligations under each

Amendment Document, the Credit Agreement as amended by this Amendment (the "AMENDED CREDIT AGREEMENT") and the Mortgages, as amended by the Mortgage Amendments (the "AMENDED MORTGAGES").

                 B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of each Amendment Document and the performance of the Amendment Documents and the Amended Agreements have been duly authorized by all necessary corporate action on the part of each applicable Amendment Loan Party.

                 C. NO CONFLICT. The execution and delivery by each applicable Amendment Loan Party of each Amendment Document and the performance by each applicable Amendment Loan Party of the Amended Documents and the Amendment Documents to which such Amendment Loan Party is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries except for conflicts and breaches which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries other than Liens created pursuant to the Security Documents in favor of the Agent, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries except for approvals and consents obtained on or prior to the First Amendment Effective Date.

                 D. GOVERNMENTAL CONSENTS. The execution and delivery by each Amendment Loan Party of each applicable Amendment Document and the performance by the each applicable Amendment Loan Party of the Amended Documents and the Amendment Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for registrations, consents, approvals, notices or actions made, obtained or taken on or prior to the First Amendment Effective Date.

                 E. BINDING OBLIGATION. Each Amendment Document and Amended Document have been duly executed and delivered by each applicable Amendment Loan Party and are the legally valid and binding obligations of each such Amendment Loan Party, enforceable against each such Amendment Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                 F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit

Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                 G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                 SECTION 4  ACKNOWLEDGEMENT AND CONSENT

                 The Company is a party to Certain Mortgages, certain Assignments of Rents and Leases, the Security Agreement, the Trademark Agreement, the Cash Management Letters, the Omnibus Management and Liquor License Agreement and certain other Security Documents pursuant to which the Company has created Liens in favor of the Agent on, or pledged in favor of the Agent, certain Collateral to secure the Obligations. Each Subsidiary Guarantor is a party to the Subsidiary Guaranty and the Security Agreement pursuant to which each such Subsidiary Guarantor has (i) guaranteed the Obligations and
(ii) created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Company and the Subsidiary Guarantors are collectively referred to as the "CREDIT SUPPORT PARTIES" and the Subsidiary Guaranty, the Mortgages, the Assignments of Rents and Leases, the Security Agreement, the Trademark Agreement, the Cash Management Letters, the Omnibus Management and Liquor License Agreement and the other Security Documents are collectively referred to herein as the"Credit Support Documents."

                 Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and the Amendment Documents and consents to the amendment of each applicable Loan Document effected pursuant to the Amendment Documents. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Amended Credit Agreement and the Notes defined therein. Without limiting the generality of the foregoing, each Credit Support Party hereby acknowledges and confirms the understanding and intent of such party that, upon the effectiveness of this Amendment, and as a result thereof, the definition of "Obligations" contained in the Amended Credit Agreement includes the obligations of the Company under the Additional Notes.

                 Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and the other Amendment Documents. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                 Each Credit Support Party (other than the Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


                 SECTION 5  MISCELLANEOUS

                 A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 (a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

                 (b) Except as specifically amended by the Amendment Documents, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 (c) The execution, delivery and performance of the Amendment Documents shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                 B. FEES AND EXPENSES. The Company acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

                 C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                 D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by
Section 2 hereof) shall become effective upon the execution of a counterpart hereof by the Company, each Credit Support Party, each Lender and the Agent and receipt by the Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   WYNDHAM HOTEL CORPORATION

                                   By:    /s/ MICHAEL SILVERMAN
                                       -----------------------------------
                                   Title: Authorized Agent


                                   EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE
                                   I HERETO, for purposes of Section 4 hereof, as a Credit Support Party

                                   By:    /s/ MICHAEL SILVERMAN
                                       -----------------------------------
                                   Title: Authorized Agent


                                   DRESDNER BANK AG, NEW YORK BRANCH AND CAYMAN
                                   BRANCH

                                   By:    /s/ JOHANNES BOECKMANN
                                      ------------------------------------
                                   Title: Vice President

                                   By:    /s/ MICHAEL A. SETON
                                      ------------------------------------
                                   Title: Assistant Vice President


                                   BANK ONE, TEXAS, N.A.

                                   By:    ILLEGIBLE
                                      ------------------------------------
                                   Title: Vice President

                                   THE BANK OF NOVA SCOTIA

                                   By:    /s/ P. STIPLISEK
                                      ------------------------------------
                                   Title: Relationship Manager


                                   FIRST NATIONAL BANK OF COMMERCE

                                   By:    /s/ LOUIS BALLERO
                                      ------------------------------------
                                   Title: Senior Vice President


                                   THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                                   By:    /s/ MASUHIRO ITO
                                      ------------------------------------
                                   Title: Senior Vice President


                                   BANKERS TRUST COMPANY, individually and as Agent

                                   By:    /s/ GARRET W. THIELANDER
                                       -----------------------------------
                                   Title: Vice President

                                   BANK OF SCOTLAND

                                   By:     JANET TAFFE
                                      ------------------------------------
                                   Title:  Assistant Vice President

                                   SCHEDULE I

                                  SUBSIDIARIES



1.    Wyndham Management Corporation

2.    Wyndham IP Corporation

3.    GHALP Corporation

4.    Xerxes Limited

5.    WHC Caribbean Limited

6.    Rose Hall Associates, L.P.

7.    WH Interest, Inc.

8.    WHC Vinings Corporation

9.    Waterfront Management Corporation

10.   WHCMB, Inc.

11.   Wyndham Hotels & Resorts (Management), Ltd.

12.   Wyndham Hotels & Resorts (Aruba) N.V.

13.   HEPC Commerce, Inc.

14.   HEPC Schaumburg, Inc.

15.   HEPC Brookfield, Inc.

16.   HEPC Indianapolis, Inc.

17.   HEPC Charlotte, Inc.

18.   HEPC Rose Hall, Inc.

19.   HEPC GHALP, Inc.

20.   HEPC Harbour Island, Inc.





                                     Sch-I

21.   HEPC Copley, Inc.

22.   HEPC Morgan Bay, Inc.

23.   HEPC Lexington, Inc.

24.   HEPC Emerald Plaza, Inc.

25.   HEPC Kingston, Inc.

26.   HEPC Buckhead, Inc.

27.   HEPC Valley Forge, Inc.

28.   HEPC Warwick, Inc.

29.   HEPC Semi-Ah-Moo, Inc.

30.   WH Garden - Albuquerque, Inc.

31.   HEPC Pruneyard, Inc.

32.   HEPC Aruba Beach, Inc.

33.   HEPC Vinings, Inc.

34.   HEPC Metrocenter, Inc.

35.   HEPC Marin County, Inc.

36.   HEPC O'Hare, Inc.

37.   HEPC Oakbrook Terrace, Inc.

38.   HEPC Denver, Inc.

39.   HEPC Checkers, Inc.

40.   HEPC Waltham, Inc.

41.   HEPC Annapolis, Inc.

42.   HEPC Piscataway, Inc.

43.   HEPC Culver City, Inc.





                                     Sch-II

44.   HEPC Monrovia, Inc.

45.   HEPC Detroit, Inc.

46.   HEPC Pittsburgh, Inc.

47.   HEPC Burlington, Inc.

48.   HEPC Orlando, Inc.

49.   HEPC Anatole, Inc.

50.   HEPC Northwest Chicago, Inc.

51.   HEPC Franklin Plaza, Inc.

52.   HEPC Greenspoint, Inc.

53.   HEPC Bel Age, Inc.

54.   HEPC Bristol, Inc.

55.   HEPC Milwaukee, Inc.

56.   HEPC Midtown Atlanta, Inc.

57.   HEPC Las Colinas, Inc.

58.   HEPC Palm Springs, Inc.

59.   HEPC Wood Dale, Inc.

60.   HEPC Orange County, Inc.

61.   WH Playhouse Square, Inc.

62.   HEPC Pleasanton, Inc.

63.   HEPC Novi, Inc.

64.   HEPC New Orleans, Inc.

65.   HEPC Cedar Rapids, Inc.

66.   HEPC Elbow Beach, Inc.





                                    Sch-III

67.   WH Sugar Bay, Inc.

68.   WH LAX, Inc.

69.   WH LAX-U, Inc.

70.   HEPC Kansas City, Inc.

71.   WHC Carribean, Ltd.

72.   HEPC Long Term Stay, Inc.

73.   HEPC Overland Park, Inc.

74.   HEPC Dallas Market Center, Inc.

75.   WHCMB Overland Park, Inc.

76.   WHCMB Toronto, Inc.

77.   HEPC Toronto, Inc.

78.   Hotel Del Coronado Management Corporation

79.   HEPC Columbus, Inc.

80.   WHC Columbus Corporation

81.   WHC Franchise Corporation

82.   HEPC Sugar Bay Club, Inc.

83.   HEPC Atlanta Gwinnett, Inc.

84.   HEPC Atlanta Northlake, Inc.

85.   HEPC Dedham, Inc.

86.   HEPC Salt Lake City, Inc.

87.   HEPC Palmas, Inc.

88.   WHCMB Utah Private Club Corporation

89.   HEPC LaGuardia, Inc.





                                     Sch-IV

90.   WHC Salt Lake City Corporation

91.   HEPC Marietta, Inc.

92.   HEPC Newark, Inc.

93.   HEPC Mt. Olive, Inc.

94.   HEPC Park Central, Inc.

95.   WHC Acquisition Corporation





                                     Sch-V

                          ACKNOWLEDGEMENT AND CONSENT
                  TO SENIOR SECURED REVOLVING CREDIT AGREEMENT
                                   AS AMENDED

      By execution of this ACKNOWLEDGEMENT AND CONSENT (this "CONSENT"), each of the entities listed on Schedule 1 hereto (each a "NEW SUBSIDIARY") hereby acknowledges its receipt of and its consent to that certain Senior Secured Revolving Credit Agreement dated as of May 29, 1996, by and among Wyndham Hotel Corporation, a Delaware corporation (the "COMPANY"), the financial institutions party thereto as Lenders and Bankers Trust Company as agent for Lenders, as amended by the First Amendment to Senior Secured Revolving Credit Agreement
dated as of July 30, 1997 (the "CREDIT AGREEMENT").   All capitalized terms
used herein without definition shall have the meanings given to such terms in the Credit Agreement.

      Each New Subsidiary hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and that it consents to the terms of each applicable Loan Document. Each New Subsidiary hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document).

      Each New Subsidiary acknowledges and agrees that (i) such New Subsidiary is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement or any other Loan Document shall be deemed to require the consent of such New Subsidiary to any future amendments to the Credit Agreement.

      IN WITNESS WHEREOF, each of the undersigned New Subsidiaries have caused this Acknowledgement and Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of July 30, 1997.


                                   EACH OF THE ENTITIES LISTED ON SCHEDULE 1
                                   HERETO, individually and in the capacity as a member or partner, if applicable, of the entities listed on Schedule 1 hereto.

                                   By:     MICHAEL SILVERMAN
                                       -----------------------------------
                                   Title:  Authorized Agent





                                     Sch-VI

                                   SCHEDULE 1

New Subsidiaries

1.  HEPC Clubhouse, Inc.

2.  WHC Airport Corporation

3.  Albuquerque C.I. Associates, L.P.

4.  C.I. General, LLC

5.  C.I. Holding, LLC

6.  C.I. Manager, Inc.

7.  C.I. Properties, Inc.

8.  C.I. Wichita General LLC

9.  C.I. Wichita Manager, Inc.

10. ClubHouse Inns of America, Inc.

11. ClubHouse Properties, Inc.

12. ClubHouse Hotels, Inc.

13. ClubHouse Properties of Richardson, Inc.

14. Richardson C.I. Associates, L.P.

15. St. Louis C.I. Associates, L.P.

16. Tenth Street C.I., Inc.

17. Topeka, C.I. Associates, L.P.

18. Knoxville C.I. Associates, L.P.

19. Omaha C.I. Associates, L.P.

20. Overland Park C.I. Associates, L.P.

21. Atlanta C.I. Associates II, L.P.





                                    Sch-VII

22.  Wichita C.I. Associates III, L.P.

23.  Westmont C.I. Associates, L.P.

24.  Savannah C.I. Associates, L.P.

25.  Pittsburgh C.I. Inc.

26.  Marquis Hotel Associates





                                    Sch-VIII

                                                                         ANNEX A

                                   SCHEDULES





                                   Annex A-1

                                                                         ANNEX B

                                 SUPPLEMENT TO
                                  SCHEDULE 5.3





                                   Annex B-1

                                                                         ANNEX C

                                 SCHEDULE 1.1C

                          CERTAIN RENOVATED PROPERTIES


1.        Dallas Market Center             Dallas, Texas

2.        Overland Park                    Overland Park, Kansas

3.        Bristol Hotel                    Toronto, Canada

4.        Clubhouse Richardson             Richardson, Texas

5.        Clubhouse St. Louis              St. Louis, Missouri





                                   ANNEX C-1

                                                                         ANNEX D


                               FORM OF AMENDMENT
                             TO SUBSIDIARY GUARANTY


            This SUBSIDIARY GUARANTY AMENDMENT (this ``AMENDMENT'') is dated as of July 30, 1997 and entered into by EACH OF THE SUBSIDIARIES LISTED ON
SCHEDULE 1 HERETO (each a ``GUARANTOR'' and collectively, the ``GUARANTORS'') in favor of and for the benefit of BANKERS TRUST COMPANY, as agent for and representative of (in such capacity herein called the ``GUARANTIED PARTY'') the financial institutions (``LENDERS'') party to the Credit Agreement referred to below, and refers to the Subsidiary Guaranty dated as of May 29, 1996 by the Guarantors in favor of and for the benefit of the Guarantied Party and the Lenders (the ``GUARANTY''). All capitalized terms used herein without definition shall have the meanings given to such terms in that certain Senior Secured Revolving Credit Agreement dated as of May 29, 1996 by and among Wyndham Hotel Corporation, a Delaware corporation (the ``COMPANY''), the financial institutions party thereto as Lenders and Bankers Trust Company as agent for Lenders (the ``CREDIT AGREEMENT''), as amended by the First Amendment to Senior Secured Revolving Credit Agreement dated as of the date hereof (the ``CREDIT AGREEMENT AMENDMENT'').


                                    RECITALS

            WHEREAS, concurrently herewith, the Company, Guarantied Party and the Lenders are entering into the Credit Agreement Amendment pursuant to which, among other things, the Lenders are increasing the aggregate amount of the Commitments by $50,000,000;

            WHEREAS, the Company and the Guarantors have requested that the Guarantied Obligations (as defined in the Guaranty) be limited as provided herein; and

            WHEREAS, subject to the terms and conditions contained herein, the Guarantied Party has agreed to limit the Guarantied Obligations of certain Guarantors to the extent provided herein.

            NOW THEREFORE, based upon the foregoing, and in order to induce the Lenders and the Guarantied Party to execute the Credit Agreement Amendment, the Guarantors and the Guarantied Party hereby agree as follows:

            1. Subsection 1.1 of the Guaranty is hereby amended by adding thereto the following definitions which shall be inserted in proper alphabetical order:





                                   ANNEX D-1

            "`CREDIT AGREEMENT AMENDMENT' means that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of July 30, 1997, by and among the Company, the Lenders and the Guarantied Party."

            "`SPECIFIED GUARANTORS' means GHALP Corporation, a Delaware corporation, Rose Hall Associates Limited Partnership, a Texas limited partnership, WHC Vinings Corporation, a Delaware corporation, and WH Interest, Inc., a Texas corporation, collectively."

            "`SPECIFIED MORTGAGES' means the Mortgages, Assignments of Rents and Leases, Security Agreements and Fixture Filings made from each of the Specified Guarantors to Guarantied Party."

            2. Subsection 2.1(a) of the Guaranty is hereby amended by deleting the word "and" from the end of such subsection and substituting the following therefor:

            "provided, that with respect to the Specified Guarantors, the Guarantied Obligations shall not include any Obligations under the Additional Notes (as defined in the Credit Agreement Amendment); provided however, that, if at any time from and after the First Amendment Effective Date any Specified Mortgage shall be amended or modified for any reason whatsoever, then (i) unless the Agent agrees otherwise in writing, the limitations set forth in the preceding proviso shall be of no further force or effect with respect to the specified Guarantor party to such Specified Mortgage and (ii) the applicable Specified Guarantor and the Company shall each use its best efforts to include in such amendment or modification a provision that increases the principal amount secured by such Mortgage to the aggregate amount of all Commitments (or such lesser amount as the Agent shall approve in its sole discretion)."

            3. Except as specifically amended by this Amendment, the Guaranty shall remain in full force and effect and is hereby ratified and confirmed in all respects.

            4. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, amend or constitute a waiver of any provision of, or operate as an amendment to or a waiver of any right, power or remedy of the Guarantied Party or the Lenders under the Guaranty, the Credit Agreement Amendment or any of the Operative Agreements.

            5. On and after the First Amendment Effective Date, each reference in the Guaranty to "this Guaranty," "hereunder," "hereof," "herein" or words of like import referring to the Guaranty, and each reference in the other Loan Documents to the "Guaranty," "thereunder," "thereof" or words of like import referring to the Guaranty shall mean and be a reference to the Guaranty as amended hereby.





                                   ANNEX D-2

            6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTORS, GUARANTIED PARTY AND LENDERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





                                   ANNEX D-3

      IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.


                                   EACH OF THE SUBSIDIARIES
                                   LISTED ON SCHEDULE 1 HERETO

                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:


ACKNOWLEDGED AND AGREED:

WYNDHAM HOTEL CORPORATION

By:
   -----------------------------------
   Name:
   Title:

                                   SCHEDULE 1


SUBSIDIARIES (signatories to Subsidiary Guaranty)


1.    Wyndham Management Corporation

2.    Wyndham IP Corporation

3.    GHALP Corporation

4.    Xerxes Limited

5.    WHC Caribbean Limited

6.    Rose Hall Associates, L.P.

7.    WH Interest, Inc.

8.    WHC Vinings Corporation

9.    Waterfront Management Corporation

10.   WHCMB, Inc.

11.   Wyndham Hotels & Resorts (Management), Ltd.

12.   Wyndham Hotels & Resorts (Aruba) N.V.

13.   HEPC Commerce, Inc.

14.   HEPC Schaumburg, Inc.

15.   HEPC Brookfield, Inc.

16.   HEPC Indianapolis, Inc.

17.   HEPC Charlotte, Inc.

18.   HEPC Rose Hall, Inc.

19.   HEPC GHALP, Inc.

20.   HEPC Harbour Island, Inc.

21.   HEPC Copley, Inc.

22.   HEPC Morgan Bay, Inc.

23.   HEPC Lexington, Inc.

24.   HEPC Emerald Plaza, Inc.

25.   HEPC Kingston, Inc.

26.   HEPC Buckhead, Inc.

27.   HEPC Valley Forge, Inc.

28.   HEPC Warwick, Inc.

29.   HEPC Semi-Ah-Moo, Inc.

30.   WH Garden - Albuquerque, Inc.

31.   HEPC Pruneyard, Inc.

32.   HEPC Aruba Beach, Inc.

33.   HEPC Vinings, Inc.

34.   HEPC Metrocenter, Inc.

35.   HEPC Marin County, Inc.

36.   HEPC O'Hare, Inc.

37.   HEPC Oakbrook Terrace, Inc.

38.   HEPC Denver, Inc.

39.   HEPC Checkers, Inc.

40.   HEPC Waltham, Inc.

41.   HEPC Annapolis, Inc.

42.   HEPC Piscataway, Inc.

43.   HEPC Culver City, Inc.

44.   HEPC Monrovia, Inc.

45.   HEPC Detroit, Inc.

46.   HEPC Pittsburgh, Inc.

47.   HEPC Burlington, Inc.

48.   HEPC Orlando, Inc.

49.   HEPC Anatole, Inc.

50.   HEPC Northwest Chicago, Inc.

51.   HEPC Franklin Plaza, Inc.

52.   HEPC Greenspoint, Inc.

53.   HEPC Bel Age, Inc.

54.   HEPC Bristol, Inc.

55.   HEPC Milwaukee, Inc.

56.   HEPC Midtown Atlanta, Inc.

57.   HEPC Las Colinas, Inc.

58.   HEPC Palm Springs, Inc.

59.   HEPC Wood Dale, Inc.

60.   HEPC Orange County, Inc.

61.   WH Playhouse Square, Inc.

62.   HEPC Pleasanton, Inc.

63.   HEPC Novi, Inc.

64.   HEPC New Orleans, Inc.

65.   HEPC Cedar Rapids, Inc.

66.   HEPC Elbow Beach, Inc.

67.   WH Sugar Bay, Inc.

68.   WH LAX, Inc.

69.   WH LAX-U, Inc.

70.   HEPC Kansas City, Inc.

71.   WHC Carribean, Ltd.

72.   HEPC Long Term Stay, Inc.

73.   HEPC Overland Park, Inc.

74.   HEPC Dallas Market Center, Inc.

75.   WHCMB Overland Park, Inc.

76.   WHCMB Toronto, Inc.

77.   HEPC Toronto, Inc.

78.   Hotel Del Coronado Management Corporation

79.   HEPC Columbus, Inc.

80.   WHC Columbus Corporation

81.   WHC Franchise Corporation

82.   HEPC Sugar Bay Club, Inc.

83.   HEPC Atlanta Gwinnett, Inc.

84.   HEPC Atlanta Northlake, Inc.

85.   HEPC Dedham, Inc.

86.   HEPC Salt Lake City, Inc.

87.   HEPC Palmas, Inc.

88.   WHCMB Utah Private Club Corporation

89.   HEPC LaGuardia, Inc.

90.   WHC Salt Lake City Corporation

91.   HEPC Marietta, Inc.

92.   HEPC Newark, Inc.

93.   HEPC Mt. Olive, Inc.

94.   HEPC Park Central, Inc.

95.   WHC Acquisition Corporation

                                    ANNEX E

                          FORM OF AMENDED AND RESTATED
                               SECURITY AGREEMENT


      This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT") is dated as of __________, 1997 and entered into by and between WYNDHAM HOTEL CORPORATION, a Delaware corporation (the "COMPANY"), EACH OF
THE SUBSIDIARIES LISTED ON APPENDIX A HERETO (together with the Company, each a "GRANTOR" and collectively, the "GRANTORS"), and BANKERS TRUST COMPANY, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below. This Agreement amends and restates that certain Pledge and Security Agreement dated as of May 29, 1996 and entered into by and between the parties hereto.


                                R E C I T A L S

      i. Each Grantor is the legal and beneficial owner of the shares of stock (the "PLEDGED SHARES") described in Schedule I annexed hereto and issued by the corporations named therein.

      ii. The Secured Party and Lenders have entered into a Senior Secured Revolving Credit Agreement dated as of May 29, 1996 (said Senior Secured Credit Agreement, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of ______________, 1997, and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined and Section 1 thereof being incorporated herein) with the Company pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Company.

      iii. Each Grantor (other than the Company) has executed and delivered that certain Subsidiary Guaranty dated as of May 29, 1996 (said Subsidiary Guaranty, as amended by that certain Amendment to Subsidiary Guaranty dated ____________ _, 1997 and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of the Secured Party for the benefit of Lenders, pursuant to which such Grantor has guarantied the prompt payment and performance when due of all obligations of the Company under the Credit Agreement and the other Loan Documents.

      iv. It is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that the Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.





                                   ANNEX E-1

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with the Secured Party as follows:


SECTION 1.  GRANT OF SECURITY.

      Each Grantor hereby assigns to the Secured Party, and hereby grants to the Secured Party a security interest in, all of such Grantor's right, title and interest in and to each and every item set forth on Appendix B annexed hereto, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located.


SECTION 2.  SECURITY FOR OBLIGATIONS.

      This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due in accordance with the terms of the Credit Agreement and other Loan Documents, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a) or any successor provision), of all Obligations and Guarantied Obligations (as defined in the Guaranty) of each Grantor and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Grantor, would accrue on such obligations, whether or not a claim is allowed or allowable against any Grantor for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party or any Lender as a preference, fraudulent transfer or otherwise and all obligations of every nature of each Grantor now or hereafter existing under this Agreement (all such obligations of the Grantors being the "SECURED OBLIGATIONS").


SECTION 3.  EACH GRANTOR REMAINS LIABLE.

      (a) Anything contained herein to the contrary notwithstanding, except with respect to obligations first incurred by Secured Party or any other Person after Secured Party or such other Person has become the owner thereof by foreclosure or other exercise of remedies, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured





                                   ANNEX E-2

Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      (b) Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate the Secured Party, any Lender or any purchaser at a foreclosure sale under this Agreement to assume any of Grantor's obligations, duties, expenses or liabilities under any Limited Liability Company Agreement (as hereinafter defined) or any Partnership Agreement (as hereinafter defined), (including without limitation any Grantor's obligations as a general partner for the debts and obligations of a Partnership (as hereinafter defined) and to manage the business and affairs of any Partnership or any of Grantor's obligations for the debts and obligations of a Limited Liability Company (as hereinafter defined) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "GRANTOR OBLIGATIONS") unless the Secured Party, any Lender or any such purchaser otherwise expressly agrees to assume any or all of said Grantor Obligations in writing. In the event of foreclosure by the Secured Party, each Grantor shall remain bound and obligated to perform its Grantor Obligations arising during or otherwise related to its ownership of the subject Collateral, and neither the Secured Party nor any Lender shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of the Secured Party as provided herein nor the exercise by the Secured Party of any of its rights hereunder nor any action by the Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute the Secured Party or any Lender a partner of any Partnership or a member of any Limited Liability Company; provided however, that in the event the Secured Party or any purchaser of Collateral at a foreclosure sale elects to become a substituted general partner of any Partnership or managing member of any Limited Liability Company in place of any Grantor, the Secured Party or such purchaser, as the case may be, shall adopt in writing the applicable Partnership Agreement or Limited Liability Company Agreement, as the case may be, and agree to be bound by the terms and provisions thereof.


SECTION 4.  THE DEPOSIT ACCOUNTS; CASH MANAGEMENT SYSTEM.

      (a) Each Grantor hereby agrees to instruct all obligors with respect to all accounts, accounts receivable or other rights to payment of any nature owned or hereafter acquired by such Grantor (``ACCOUNTS'') to make all payments with respect to Accounts to a Deposit Account included in the Cash Management System except as otherwise set forth on Schedule 5.23 of the Credit Agreement.

      (b) Each Grantor hereby acknowledges, and hereby agrees and covenants to comply with, the provisions of the Credit Agreement specifically applicable to it and the Cash





                                   ANNEX E-3

Management System and its respective obligations under the Cash Management Letters, including, without limitation, subsections 5.23 and 6.15 of the Credit Agreement.

      (c) The Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any Deposit Accounts included in the Cash Management System or maintained with the Secured Party constituting part of the Collateral as provided in subsection 6.15 of the Credit Agreement and the Cash Management Letters (subject, specifically, to Section 6.15E of the Credit Agreement).


SECTION 5.  REPRESENTATIONS AND WARRANTIES.

      Each Grantor represents and warrants, with respect to and for itself only, as follows:

            (a) Credit Agreement Representations. Each of the representations and warranties set forth in Section 5 of the Credit Agreement and Section 6 of the Environmental Indemnity are true, correct and complete to the extent specifically applicable to such Grantor and the Collateral of such Grantor therein and each such representation and warranty is hereby incorporated herein by this reference.

            (b) Ownership of Collateral. Except for the security interest created by this Agreement and the other Loan Documents, each Grantor owns the portion of the Collateral owned by it free and clear of any Lien other than Liens permitted pursuant to subsections 7.2A and 6.9 of the Credit Agreement. Except as may have been filed in favor of the Secured Party relating to this Agreement and the other Loan Documents, the Liens permitted by subsections 7.2A and 6.9 of the Credit Agreement and financing statement filings or other recordings permitted by the terms of the Credit Agreement, no effective financing statement or other instrument similar in effect covering all or any part of such Grantor's Collateral is on file in any filing or recording office other than financing statements for which executed termination statements have been delivered to the Secured Party.

            (c) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in
      Schedule II annexed hereto.

            (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where each Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the places specified opposite such Grantor's name on Schedule III annexed hereto. Each Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except as set forth opposite such Grantor's name on Schedule IV annexed hereto.





                                   ANNEX E-4

            (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to the Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

            (f) Governmental Authorizations. Other than the filing of UCC-1 financing statements, all of which have been executed and delivered to the Secured Party, and the filing with the United States Patent and Trademark Office of the Trademark Assignment, and excluding federal filings with respect to patents and copyrights, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by such Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor or
      (ii) the perfection of or the exercise by the Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of such Grantor).

            (g) Perfection. The security interests in the Collateral granted to the Secured Party for the benefit of the Lenders hereunder constitute valid security interests in the Collateral. Upon (i) the filing of UCC-1 financing statements naming each Grantor as "debtor", naming the Secured Party as "secured party" and describing the Collateral in which a security interest can be perfected by filing in the filing offices set forth on Schedule V annexed hereto, (ii) the filing of the Trademark Assignment in the United States Patent and Trademark Office, (iii) the Secured Party taking possession of any instruments included in the Collateral and certificated securities evidencing the Pledged Shares or the Pledged Collateral, and (iv) the taking of whatever steps are necessary under applicable law of the jurisdiction where a Partnership or Limited Liability Company is formed in order to perfect the pledge in uncertificated partnership or membership interests in such Partnership or Limited Liability Company under such applicable law, each security interest in such Collateral granted to the Secured Party for the benefit of the Secured Party and Lenders will constitute a perfected security interest therein prior to all other Liens other than Liens granted hereunder and under the other Loan Documents and Liens permitted by subsections 6.9 and 7.2A of the Credit Agreement.

            (h) Due Authorization, etc. of Pledged Shares. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (i) Description of Pledged Shares. The Pledged Shares constitute all of the issued and outstanding shares of stock of each issuer thereof, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares.

            (j) Margin Regulations. The pledge of the Pledged Shares pursuant to this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.





                                   ANNEX E-5

            (k) Partnership Interests; Limited Liability Company Interests. No interests of any Grantor as a limited partner or a general partner in any Partnership or as a member of any Limited Liability Company is evidenced by one or more "certificates of interest" or any other certificates or instruments however designated or titled. Schedule VI annexed hereto correctly sets forth all of the partnership interests of each Grantor as of the Closing Date and Schedule VII annexed hereto correctly sets forth all of the membership interests of such Grantor as of the First Amendment Effective Date.

            (l) Partnership Agreements; Limited Liability Company Agreements. Each Partnership Agreement and each Limited Liability Company Agreement, a true and complete copy of which has been furnished to the Secured Party, is in full force and effect and has not been amended or modified except as disclosed in writing to the Secured Party. No default by any Grantor exists under any Partnership Agreement or under any Limited Liability Company Agreement and no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by any Grantor thereunder.


SECTION 6.  SPECIAL PROVISIONS RELATING TO PLEDGED COLLATERAL.

      All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. During the continuation of an Event of Default, the Secured Party shall have the right, without notice to any Grantor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 9(a). In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.


SECTION 7.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.

      (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will, with respect to the Collateral owned by it: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of the Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to the Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of the Secured Party, deliver and pledge to the





                                   ANNEX E-6

Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) at the request of the Secured Party, promptly after the acquisition by such Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) within 30 days after the end of each calendar quarter, deliver to the Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby,
(vi) at any reasonable time, upon request by the Secured Party, exhibit the Collateral to and allow inspection of the Collateral by the Secured Party, or persons designated by the Secured Party, and (vii) at the Secured Party's request, appear in and defend any action or proceeding which the Secured Party, in its sole discretion, reasonably determines is reasonably likely to materially adversely affect such Grantor's title to or the Secured Party's security interest in all or any part of the Collateral.

      (b) Each Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral owned by it without the signature of such Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

      (c) Each Grantor will furnish to the Secured Party from time to time upon request statements and schedules further identifying and describing the Collateral owned by it and such other reports in connection with the Collateral owned by it as the Secured Party may reasonably request, all in reasonable detail.

      (d) Each Grantor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 8(f), promptly (and in any event within ten days) deliver to the Secured Party a Pledge Amendment, duly executed by such Grantor, in substantially the form of Schedule VIII annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares to be pledged pursuant to this Agreement. Each Grantor hereby authorizes the Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided, however, that the failure of any Grantor to execute a Pledge Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not





                                   ANNEX E-7
impair the security interest of the Secured Party therein or otherwise adversely affect the rights and remedies of the Secured Party hereunder with respect thereto.

      (e) Upon request by Secured Party, each Grantor, at its own expense, shall deliver to the applicable Partnership or Limited Liability Company, as the case may be, an order, satisfactory in form and substance to Secured Party, requesting that the pledge of such Grantor's interest as a partner in such Partnership or as a member or such Limited Liability Company, as applicable, be registered on the books of such Partnership or Limited Liability Company, as applicable.


SECTION 8.  CERTAIN COVENANTS OF THE GRANTORS.

      Each Grantor shall, with respect to the Collateral owned by it:

            (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, except where such use or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (b) notify the Secured Party of any change in such Grantor's name, identity or corporate structure within 30 days of such change;

            (c) give the Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

            (d) if the Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

            (e) pay promptly prior to delinquency, all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity, applicability or amount thereof is being contested in good faith; provided, however, that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

            (f) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer





                                   ANNEX E-8
      of Pledged Shares and all partnership interests or member interests evidenced by a certificate or other instrument, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of, or any partnership interest or member interest in, any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor;

            (g) promptly notify the Secured Party of any event of which such Grantor becomes aware causing loss or depreciation in the value of the Pledged Collateral (other than as a result of ordinary wear or tear or customary depreciation resulting from the passage of time) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (h) promptly deliver to the Secured Party any material written notices received by it with respect to the Pledged Collateral; and

            (i) promptly deliver to the Secured Party notice of the conversion of any partnership interests in a Partnership Agreement or any membership interests in a Limited Liability Company to certificated form.


SECTION 9.  VOTING RIGHTS; DIVIDENDS; ETC.

  (a)   So long as no Event of Default shall have occurred and be continuing:

            (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that such Grantor shall not exercise or refrain from exercising any such right if the Secured Party shall have notified such Grantor that, in the Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that such Grantor shall give the Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by such Grantor of any Pledged Shares for or such Grantor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 9(a)(i), and no notice of any such voting or consent need be given to the Secured Party;

            (ii) Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all





                                   ANNEX E-9

                   (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                   (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                   (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

      shall be, and shall forthwith be delivered to the Secured Party to hold as, Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with all necessary endorsements); and

            (iii) the Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

      (b)   During the continuation of an Event of Default:

            (i) upon written notice from the Secured Party to such Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
      Section 9(a)(i) shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

            (ii) all rights of such Grantor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments;

            (iii) all dividends, principal and interest payments which are received by such Grantor contrary to the provisions of paragraph (ii) of this Section 9(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements); and





                                   ANNEX E-10

            (iv) all rights of such Grantor to receive any and all payments under or in connection with the Partnership Agreements and/or the Limited Liability Company Agreements, including but not limited to the profits, dividends, and other distributions which it would otherwise be authorized to receive and retain pursuant hereto, shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold such payments as Collateral.

      (c) In order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to
Section 9(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 9(a)(ii) or Section 9(b)(ii), (i) such Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request in order to give effect to the rights granted hereunder (and subject to the limitations hereunder) and (ii) without limiting the effect of the immediately preceding clause (i), such Grantor hereby grants to the Secured Party an IRREVOCABLE proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), during the continuance of an Event of Default and upon written notice to such Grantor pursuant to Section 9.2(b)(i), and which proxy shall only terminate upon the payment in full of the Secured Obligations, the expiration or cancellation of each Letter of Credit and the termination of the Commitments.


SECTION 10.  SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

      Each Grantor shall with respect to Collateral owned by it:

            (a) keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days' prior written notice to the Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable the Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

            (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted and subject to replacement as Grantor may reasonably determine to be advisable, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary to such





                                   ANNEX E-11
      end, and shall promptly furnish to the Secured Party a statement respecting any material loss or damage to any material item of the Equipment;

            (c)    keep correct and accurate records of the Inventory; and

            (d) if any Inventory is in possession or control of any of such Grantor's agents or processors and upon the occurrence and during the continuance of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of the Secured Party and subject to the instructions of the Secured Party during the continuance of an Event of Default.


SECTION 11.  INSURANCE.

      Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory owned by it in accordance with the terms of the Credit Agreement.


SECTION 12.  SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

      (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts owned by it, and all originals of all chattel paper that evidence such Accounts, at the location therefor specified in Section 5 or, upon 30 days' prior written notice to the Secured Party, at such other location in a jurisdiction where all action that may be necessary, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable the Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party upon reasonable notice and at reasonable times during normal business hours to inspect and make abstracts from such records and chattel paper, and such Grantor agrees to render to the Secured Party, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of the Secured Party, each Grantor shall deliver to the Secured Party complete and correct copies of each such Related Contract.

      (b) Each Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all material documentation relating thereto.

      (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under its Accounts and Related Contracts and deposit such amounts into the Cash Management System as provided in Section 4 above. In connection with such collections, each Grantor may take





                                   ANNEX E-12

(and upon the occurrence and during the continuation of an Event of Default at the Secured Party's direction, shall take) such action as such Grantor or, during the continuation of an Event of Default, the Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that the Secured Party shall have the right at any time, during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Secured Party and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by Grantor of the notice from the Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts owned by it shall be received in trust for the benefit of the Secured Party hereunder and shall be forthwith paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsement) to be held in the Cash Management System and applied as provided by Section 21, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.


SECTION 13. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS, PARTNERSHIP AGREEMENTS AND LIMITED LIABILITY COMPANY AGREEMENTS.

      (a) Each Grantor shall at its expense with respect to the Collateral owned by it:

            (i) in accordance with Grantor's reasonable business judgment, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect (subject to any termination by Grantor for cause), enforce the Assigned Agreements in accordance with their terms;

            (ii) furnish to the Secured Party, promptly upon receipt thereof, copies of all material notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Secured Party such information and reports regarding the Assigned Agreements as the Secured Party may reasonably request and (B) during the continuation of an Event of Default, at the request of the Secured Party, make to any other Person party to any Assigned Agreement such demands and requests for information and reports or for action as such Grantor is entitled to make under such Assigned Agreement;





                                   ANNEX E-13

            (iii) perform and comply in all material respects with all terms and provisions of each Partnership Agreement and Limited Liability Company Agreement required to be performed or complied with by it;

            (iv) maintain each Partnership Agreement and Limited Liability Company Agreement in full force and effect;

            (v) enforce each Partnership Agreement and Limited Liability Company Agreement in accordance with its terms; and

            (vi) take all such action in connection with the foregoing as from time to time may be reasonably requested by the Secured Party.

      (b)   Each Grantor shall not with respect to the Collateral owned by it:

            (i) except for cause thereunder in the exercise of Grantor's reasonable business judgment, cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof, unless such Grantor reasonably determines to replace such Assigned Agreement with a comparable agreement or contract and such replacement contract or agreement is included as an Assigned Agreement hereunder;

            (ii) amend or otherwise modify the Assigned Agreements in any material respect or give any consent, waiver or approval thereunder other than as permitted pursuant to the Credit Agreement;

            (iii) waive any material default under or material breach of the Assigned Agreements other than as permitted pursuant to the Credit Agreement;

            (iv) take any other action in connection with the Assigned Agreements that would impair in any material respect the value of the interest or rights of such Grantor thereunder or that would impair in any material respect the interest or rights of the Secured Party;

            (v) cancel or terminate any Partnership Agreement or Limited Liability Company Agreement or consent to or accept any cancellation or termination thereof;

            (vi) except as expressly permitted by the Credit Agreement sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its partnership interest in a Partnership or its membership interest in a Limited Liability Company;

            (vii) amend, supplement or otherwise modify any Partnership Agreement or Limited Liability Company Agreement (as in effect on the date hereof) in any material respect except as otherwise permitted pursuant to the Credit Agreement;





                                   ANNEX E-14

            (viii) waive any material default under or material breach of any Partnership Agreement or Limited Liability Company Agreement or waive, fail to enforce, forgive or release any material right, interest or entitlement of any kind, howsoever arising, under or in respect of any Partnership Agreement or Limited Liability Company Agreement or vary or agree to the variation in any respect of any of the material provisions of any Partnership Agreement or Limited Liability Company Agreement or of the performance of any other Person under any Partnership Agreement or Limited Liability Company Agreement; or

            (ix) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend any Partnership Agreement or Limited Liability Company Agreement or to amend or modify any Partnership Agreement or Limited Liability Company Agreement in any material respect; provided, however, that a Partnership Agreement or Limited Liability Company Agreement may be terminated and the applicable Partnership or Limited Liability Company dissolved if all of the assets of such Partnership or Limited Liability Company are transferred to the Persons holding the partnership interests in such Partnership or membership interests in such Limited Liability Company, as applicable.



SECTION 14.  SPECIAL PROVISIONS RELATING TO THE CASH MANAGEMENT SYSTEM.

      (a) Pursuant to the Credit Agreement, the Secured Party has established with the Cash Manager, at its office at 1717 Main Street, Dallas, Texas 75201, in the name of the Secured Party and under the sole dominion and control of the Secured Party, the Concentration Account. Funds on deposit from time to time in the Concentration Account shall be applied by Secured Party as set forth in subsection 6.15 and Schedule 5.23 of the Credit Agreement. Cash held by Secured Party in the Concentration Account shall not be invested and reinvested except as provided in subsection 6.15 of the Credit Agreement.

      (b) As long as no Event of Default (or event subject to subsection 8.1A that would be an Event of Default with the lapse of time) exists, any funds on deposit in the Concentration Account may, at the Company's option, be deposited and held in Cash Equivalents as provided in subsection 6.15 of the Credit Agreement.

      (c) The Secured Party is hereby authorized to sell, and shall sell, all or any designated part of securities constituting part of the Collateral held in the Concentration Account (i) so long as no Event of Default (or event subject to subsection 8.1A that would be an Event of Default with the lapse of time) shall then exist, upon receipt of appropriate written instructions from the applicable Grantor or (ii) in any event if such sale is necessary to permit the Secured Party to perform its duties hereunder. The Secured Party shall have no responsibility for any loss resulting from a fluctuation in interest rates or the sale or disposition by it in accordance with the provisions of this subsection (c) or by the Cash Manager or any other Person of any Cash Equivalent prior to the maturity date or otherwise. Any interest received in respect of





                                   ANNEX E-15
securities constituting part of the Collateral held in the Concentration Account and the net proceeds of the sale or payment of any such securities shall be held in the Concentration Account by the Secured Party pending investment thereof pursuant to Section 14(b).

      (d) The Concentration Account shall be subject to such applicable laws and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority as may now or hereafter be in effect.


SECTION 15.  LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

      Each Grantor hereby assigns, transfers and conveys to the Secured Party, effective during the continuation of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by such Grantor that relate to the Collateral owned by such Grantor and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.


SECTION 16.  TRANSFERS AND OTHER LIENS.

      Each Grantor shall not, with respect to the Collateral owned by it:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement or by any other Loan Document;

            (b) except for the security interest created by this Agreement and any other Loan Document, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person other than Liens permitted under subsections
      6.9 and 7.2A of the Credit Agreement or by any other Loan Document; or

            (c) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation.

            In the event a Grantor desires to obtain a Release of any Collateral as permitted under subsection 2.9 of the Credit Agreement, then the Secured Party shall release the





                                   ANNEX E-16

      Collateral that is the subject of the Release to the applicable Grantor free and clear of the Lien and security interest under this Agreement upon the satisfaction of the conditions set forth in subsection 2.9 of the Credit Agreement with respect to such Collateral; provided, however, that, as a condition precedent to such Release, the Secured Party shall have received the Release Price specified in such subsection 2.9.

            In the event any Collateral is sold in a sale which is permitted pursuant to the Credit Agreement but is not subject to the provisions of subsection 2.9 of the Credit Agreement, the Secured Party shall release the Collateral that is the subject of such sale free and clear of the Lien and security interest under this Agreement concurrently with the consummation of such sale; provided, however, that as a condition precedent to such release, the Secured Party shall have received evidence satisfactory to it that arrangements have been made for the delivery to the Secured Party of all proceeds from such sale required to be delivered to the Secured Party or to be applied to prepay the Secured Obligations under the Credit Agreement.


SECTION 17.  SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

      Each Grantor hereby irrevocably appoints the Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument that the Secured Party may deem necessary to accomplish the purposes of this Agreement, including without limitation:

            (a) after Grantor's failure to do so within 10 days of a request from Secured Party (provided that, if an Event of Default then exists, Secured Party shall not be required to make any such request), to obtain and adjust insurance required to be maintained by such Grantor or paid to the Secured Party as required by Section 11;

            (b) during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral owned by such Grantor;

            (c) during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

            (d) during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Secured Party may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

            (e) after Grantor's failure to do so as required by the Loan Documents (and, provided no Event of Default then exists, after 10 days notice from Secured Party), but





                                   ANNEX E-17
      subject to Grantor's rights to contest the applicability, amount or validity of same as provided in the Credit Agreement, to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or, if such amount is not disputed and is currently due and payable, threatened against the Collateral owned by such Grantor, any such payments so made by the Secured Party to become obligations of such Grantor to the Secured Party, due and payable immediately without demand;

            (f) during the continuance of any Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

            (g) during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to such Grantor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral owned by such Grantor or any part thereof and to give full discharge for the same; and

            (h) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral owned by such Grantor as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and such Grantor's expense, at any time or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.


SECTION 18.  SECURED PARTY MAY PERFORM.

      If any Grantor fails to perform any agreement contained herein as herein provided, the Secured Party may during the continuance of an Event of Default or if no Event of Default then exists and such failure is reasonably related to maintaining the value of the Collateral, upon Grantor's failure to do so after 10 days notice from Secured Party requiring such action, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by such Grantor under Section 22.


SECTION 19.  STANDARD OF CARE.

      The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty





                                   ANNEX E-18
as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property and Secured Party's actions do not constitute gross negligence or willful misconduct.


SECTION 20.  REMEDIES.

      (a) If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the ``CODE'') (whether or not the Code applies to the affected Collateral), and also may (a) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral owned by it as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party reasonably deems appropriate, (d) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and the Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at





                                   ANNEX E-19
the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, such Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.

      (b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Such Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

      (c) If the Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Secured Party all such information as the Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.


SECTION 21.  APPLICATION OF PROCEEDS.

      Except as expressly provided elsewhere in this Agreement, all proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.





                                   ANNEX E-20

SECTION 22.  INDEMNITY AND EXPENSES.

      (a) The Grantors jointly and severally agree to indemnify the Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result primarily from the Secured Party's or such Lender's gross negligence, or willful misconduct as finally determined by a court of competent jurisdiction.

      (b) The Grantors jointly and severally agree to pay to the Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the amendment or modification of, or any waiver or consent under, this Agreement,
(ii) the custody, preservation, inspection, use or operation of, release of or addition to, the perfection of any security interest in, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or
(iv) the failure by any Grantor to perform or observe any of the provisions hereof.

      (c) The obligations of the Grantors under this Section 22 shall survive the termination of this Agreement and the discharge of the Grantors' other obligations under the Loan Documents.


SECTION 23.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

      This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the expiration or cancellation of each Letter of Credit and the cancellation or termination of the Commitments, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 9.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the expiration or cancellation of each Letter of Credit and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor without the necessity of further action or documentation. Upon any such termination the Secured Party will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.





                                   ANNEX E-21

SECTION 24.  SECURED PARTY AS AGENT.

      (a) The Secured Party has been appointed to act as Secured Party hereunder by Lenders. The Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, consents or approvals, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement, and Grantors shall have no obligation to independently confirm the authority of Secured Party to act hereunder on behalf of all of the Lenders.

      (b) The Secured Party shall at all times be the same Person that is the Agent under the Credit Agreement. Upon the acceptance of any appointment as Agent by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Secured Party hereunder.


SECTION 25.  AMENDMENTS; ETC.

      No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and, in the case of any such amendment or modification, by each Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.


SECTION 26.  NOTICES.

      Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service upon receipt of telefacsimile or telex. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party,





                                   ANNEX E-22
such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 27.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


SECTION 28.  SEVERABILITY.

      In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


SECTION 29.  HEADINGS.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


SECTION 30.  GOVERNING LAW; TERMS.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.





                                   ANNEX E-23

SECTION 31.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 26;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT THE SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 31 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.


SECTION 32.  WAIVER OF JURY TRIAL.

      EACH GRANTOR AND THE SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.





                                   ANNEX E-24

Each Grantor and the Secured Party each acknowledge that this waiver is a material inducement for such Grantor and the Secured Party to enter into a business relationship, that such Grantor and the Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and the Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 32 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 33.  ADDITIONAL GRANTORS.

      The initial Grantors hereunder shall be the Company and such of the Subsidiaries of the Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of the Company may become parties hereto, as additional Grantors, by executing a counterpart of this Agreement substantially in the form of Appendix C attached hereto. Upon delivery of any such counterpart to the Secured Party, notice of which is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof.
Each Grantor expressly agrees that its joint and several obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Agent not to cause any Subsidiary of the Company to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 34.  COUNTERPARTS.

      This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 35.  RELEASES.

      (a) In the event that any Collateral is Released in any transaction permitted under the Credit Agreement, Secured Party shall release such Collateral to the applicable Grantor free and clear of the Lien and security interest under this Agreement concurrently upon Secured Party's receipt of (i) all amounts required to be paid to





                                   ANNEX E-25

Secured Party in accordance with the provisions of the Loan Documents as a result of such transaction and (ii) an Officers' Certificate from the applicable Grantor certifying the aggregate amount required to be paid to Secured Party in accordance with the provisions of the Loan Documents as a result of such transaction and setting forth a calculation of the Net Sales Price. Upon any such release of Collateral, Secured Party shall, at the expense of the applicable Grantor, execute and deliver all releases and terminations, and take such other actions as are, in each case, reasonably requested by the applicable Grantor in writing to give effect to such release; provided that each such release or termination shall be reasonably satisfactory in form and substance to Secured Party and the applicable Grantor.

      (b) Notwithstanding anything in this Section 35 or elsewhere in this Agreement to the contrary, to the extent that any of the Collateral pertains solely to a Premises (as defined in any Mortgage), which Premises is released from the Lien by a Release pertaining to such Premises, executed by Secured Party, such portion of the Collateral shall be deemed to be also released from the Lien and security interests and other provisions of this Agreement automatically, without further action or documentation by or from any party (other than the Release of such Premises executed by Secured Party as referenced above) being necessary; provided, however, that upon the written request of the applicable Grantor, Secured Party shall take the actions and execute the documents required pursuant to paragraph (a) above.

                  [Remainder of page intentionally left blank]





                                   ANNEX E-26

      IN WITNESS WHEREOF, each Grantor and the Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


SECURED PARTY:                     BANKERS TRUST COMPANY,
                                   as Secured Party

                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:


                                   Notice Address:

                                   Bankers Trust Company
                                   280 Park Avenue, 23 West
                                   New York, New York  10017
                                   Attention:  Garrett Thelander



GRANTORS:
                                   WYNDHAM HOTEL CORPORATION

                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:


                                   Notice Address:

                                   Wyndham Hotel Corporation
                                   2001 Bryan Street, Suite 2300
                                   Dallas, Texas 75201
                                   Attention: Chief Financial Officer





                                ANNEX E-S-1

                                   EACH OF THE ENTITIES LISTED ON
                                   APPENDIX A HERETO

                                   By:
                                      ------------------------------------
                                   Name:
                                   Title:


                                   Notice Address:

                                   Wyndham Hotel Corporation
                                   2001 Bryan Street, Suite 2300
                                   Dallas, Texas 75201
                                   Attention: Chief Financial Officer





                                ANNEX E-S-2

                                   APPENDIX A

                                  SUBSIDIARIES


1.    Wyndham Management Corporation

2.    Wyndham IP Corporation

3.    GHALP Corporation

4.    Xerxes Limited

5.    WHC Caribbean Limited

6.    Rose Hall Associates, L.P.

7.    WH Interest, Inc.

8.    WHC Vinings Corporation

9.    Waterfront Management Corporation

10.   WHCMB, Inc.

11.   Wyndham Hotels & Resorts (Management), Ltd.

12.   Wyndham Hotels & Resorts (Aruba) N.V.

13.   HEPC Commerce, Inc.

14.   HEPC Schaumburg, Inc.

15.   HEPC Brookfield, Inc.

16.   HEPC Indianapolis, Inc.

17.   HEPC Charlotte, Inc.

18.   HEPC Rose Hall, Inc.

19.   HEPC GHALP, Inc.

20.   HEPC Harbour Island, Inc.





                                     E-A-1

21.   HEPC Copley, Inc.

22.   HEPC Morgan Bay, Inc.

23.   HEPC Lexington, Inc.

24.   HEPC Emerald Plaza, Inc.

25.   HEPC Kingston, Inc.

26.   HEPC Buckhead, Inc.

27.   HEPC Valley Forge, Inc.

28.   HEPC Warwick, Inc.

29.   HEPC Semi-Ah-Moo, Inc.

30.   WH Garden - Albuquerque, Inc.

31.   HEPC Pruneyard, Inc.

32.   HEPC Aruba Beach, Inc.

33.   HEPC Vinings, Inc.

34.   HEPC Metrocenter, Inc.

35.   HEPC Marin County, Inc.

36.   HEPC O'Hare, Inc.

37.   HEPC Oakbrook Terrace, Inc.

38.   HEPC Denver, Inc.

39.   HEPC Checkers, Inc.

40.   HEPC Waltham, Inc.

41.   HEPC Annapolis, Inc.

42.   HEPC Piscataway, Inc.

43.   HEPC Culver City, Inc.





                                     E-A-2

44.   HEPC Monrovia, Inc.

45.   HEPC Detroit, Inc.

46.   HEPC Pittsburgh, Inc.

47.   HEPC Burlington, Inc.

48.   HEPC Orlando, Inc.

49.   HEPC Anatole, Inc.

50.   HEPC Northwest Chicago, Inc.

51.   HEPC Franklin Plaza, Inc.

52.   HEPC Greenspoint, Inc.

53.   HEPC Bel Age, Inc.

54.   HEPC Bristol, Inc.

55.   HEPC Milwaukee, Inc.

56.   HEPC Midtown Atlanta, Inc.

57.   HEPC Las Colinas, Inc.

58.   HEPC Palm Springs, Inc.

59.   HEPC Wood Dale, Inc.

60.   HEPC Orange County, Inc.

61.   WH Playhouse Square, Inc.

62.   HEPC Pleasanton, Inc.

63.   HEPC Novi, Inc.

64.   HEPC New Orleans, Inc.

65.   HEPC Cedar Rapids, Inc.

66.   HEPC Elbow Beach, Inc.





                                     E-A-3

67.   WH Sugar Bay, Inc.

68.   WH LAX, Inc.

69.   WH LAX-U, Inc.

70.   HEPC Kansas City, Inc.

71.   WHC Carribean, Ltd.

72.   HEPC Long Term Stay, Inc.

73.   HEPC Overland Park, Inc.

74.   HEPC Dallas Market Center, Inc.

75.   WHCMB Overland Park, Inc.

76.   WHCMB Toronto, Inc.

77.   HEPC Toronto, Inc.

78.   Hotel Del Coronado Management Corporation

79.   HEPC Columbus, Inc.

80.   WHC Columbus Corporation

81.   WHC Franchise Corporation

82.   HEPC Sugar Bay Club, Inc.

83.   HEPC Atlanta Gwinnett, Inc.

84.   HEPC Atlanta Northlake, Inc.

85.   HEPC Dedham, Inc.

86.   HEPC Salt Lake City, Inc.

87.   HEPC Palmas, Inc.

88.   WHCMB Utah Private Club Corporation

89.   HEPC LaGuardia, Inc.





                                     E-A-4

90.   WHC Salt Lake City Corporation

91.   HEPC Marietta, Inc.

92.   HEPC Newark, Inc.

93.   HEPC Mt. Olive, Inc.

94.   HEPC Park Central, Inc.

95.   HEPC Clubhouse, Inc.

96.   WHC Airport Corporation

97.   Albuquerque C.I. Associates, L.P.

98.   C.I. Holding, LLC

99.   C.I. Properties, Inc.

100.  ClubHouse Inns of America, Inc.

101.  ClubHouse Properties, Inc.

102.  ClubHouse Hotels, Inc.

103.  Richardson C.I. Associates, L.P.

104.  St. Louis C.I. Associates, L.P.

105.  Tenth Street C.I., Inc.

106.  Topeka, C.I. Associates, L.P.





                                     E-A-5

                                   APPENDIX B

                                   COLLATERAL



      All of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

            (a) all machinery, apparatus, equipment, fittings, fixtures, furniture, furnishings and articles of personal property of every kind and nature whatsoever owned or leased now or in the future by such Grantor, and either located upon any Property (defined below), or any part thereof, or used in connection with the present use, maintenance, operation or occupancy of the Improvements (as hereinafter defined) as a hotel or motel or any other future occupancy or use of the Improvements, including all heating, lighting, laundry, incinerating, loading, unloading, swimming pool, landscaping, garage and power equipment and supplies, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, luggage or food carts, dollies, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, stoves, freezers, refrigerators, cabinets, dressers, cooking utensils, dishes, silverware, kitchen appliances and restaurant equipment and supplies, computers, reservation systems, software, cash registers, card keys, telephone switchboards, partitions, ducts and compressors, carpets, rugs, bed frames, springs, mattresses, sheets, pillow cases, pillows, blankets, bed spreads, stationery, tables, desks, chairs, sofas, bureaus, dressers, benches, window curtains, telephones, televisions, radios, lamps, mirrors, paintings, wall hangings, decorations, clothes hangers, bathroom fixtures, shower curtains, towels, medicine cabinets, and hotel cleaning equipment and supplies, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all of such Grantor's present and future "goods", "equipment" and "fixtures" (as such terms are defined in the Uniform Commercial Code) and other personal property, including without limitation any such personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto (all of the foregoing being referred to herein, collectively, as the "EQUIPMENT");

            (b) all supplies and materials in which such Grantor has an interest arising in conjunction with such Grantor's ownership or operation of any Property, including any supplies or materials intended for incorporation or installation in the Improvements, prior to the time the same are so incorporated or installed, including building materials and components (all of the foregoing being referred to herein, collectively, as the "MATERIALS");





                                     E-B-1

            (c) all right, title and interest of such Grantor in and to all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on any Property, including all Materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by such Grantor or in which such Grantor has or shall acquire an interest, to the extent of such Grantor's interest therein (all of the foregoing being referred to herein, collectively, as the "IMPROVEMENTS");

            (d) at such times and to the extent the granting of a security interest therein is permitted by Applicable Law, all liquor licenses, alcoholic beverage licenses, privilege licenses, other licenses relating to the sale or consumption of alcoholic beverages, alcoholic beverage permits, mixed beverage permits, beer permits, Sunday sales permits, private club late hours permits, mixed beverage late hours permits, other late hours permits, private club registration permits, other registration permits, beverage cartage permits, other permits relating to the sale or consumption of alcoholic beverages, consumption on premises resolutions and other resolutions relating to the sale or consumption of alcoholic beverages, all of the foregoing as heretofore or hereafter issued to or for the benefit of Grantor or its agents or representatives for use in connection with any Property, and all renewals thereof and substitutions for all of the foregoing, and all similar future liquor or alcoholic beverage licenses, permits and resolutions (all of the foregoing being referred to, collectively, as the "LIQUOR LICENSES");

            (e) all franchise agreements, management agreements, agreements for the acquisition of any Property and license agreements, including the Management Agreements and the agreements listed in Schedule B-1 annexed hereto and all similar future agreements, as each such agreement may be amended, restated, supplemented, replaced or otherwise modified from time to time (said agreements, as so amended, restated, supplemented, replaced or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including without limitation (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements,
      (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements,
      (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

      (f) at such times and to the extent the granting of a security interest therein is permitted by Applicable Law, all approvals, authorizations, building permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals (including, without limitation, an environmental impact statement or report if required under Applicable Laws), air pollution authorities to construct and




                                     E-B-2
      permits to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of such Grantor, that relate to or concern in any way any Property and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor) (collectively, the "PERMITS");

            (g) all abstracts of title, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, studies, reports, appraisals, architectural, engineering and construction drawings and contracts, or whatever kind or character, whether now or hereafter existing, relating to any Property (all of the foregoing being referred to herein as the "SPECIFICATIONS");

            (h) all right, title and interest now owned or hereafter acquired by such Grantor in and to all options and rights of first refusal to purchase or lease any Mortgaged Property or any portion thereof or interest therein, and in and to any greater estate in any Property or any other part of any Mortgaged Property (all of the foregoing being referred to herein as the "OPTIONS");

            (i) all the right, in the name and on behalf of such Grantor, to appear in and defend any action or proceeding brought with respect to any Mortgaged Property, and to commence any action or proceeding to protect the interest of such Grantor in any Mortgaged Property (collectively, the "PROCEEDING RIGHTS");

            (j) all of such Grantor's right and power to encumber further any Mortgaged Property or any part thereof (the "ENCUMBRANCE RIGHTS");

            (k) all rights, titles, interests, estates or other claims, both in law and in equity, which such Grantor now has or may hereafter acquire in any Property or in and to any greater estate in any Property or in and to any greater estate in any Mortgaged Property (the "GREATER ESTATE RIGHTS");

            (l) all prepaid rent and security deposits and all other security which the lessor under any ground lease may hold now or later for the performance of such Grantor's obligations as the lessee under the such ground lease ("SECURITY DEPOSITS");

            (m) all insurance policies and the proceeds thereof, now or hereafter in effect with respect to any Property or any other Mortgaged Property, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under such insurance policies, and all awards made for any taking of or damage to all or any part of any Property or any other Mortgaged Property by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of any Mortgaged Property into cash or other





                                     E-B-3
      liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of any Mortgaged Property or any part thereof for any injury to or decrease in the value thereof for any reason (collectively, the "INSURANCE/CONDEMNATION PROCEEDS");

            (n) all right, title and interest of such Grantor as landlord in and to all leaseholds and all leases, subleases, licenses, concessions, franchises or other agreements relating to the use or occupancy of any Property (or any other part of any Mortgaged Property) or any part thereof whether now or hereafter existing or entered into, (including any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of any Property (or any other part of any Mortgaged Property)) and all amendments, modifications, supplements, extensions or renewals thereof, and all guaranties thereof or of leasing commissions, whether now or hereafter existing and all amendments, modifications, supplements, extensions or renewals thereof, (all of the foregoing being collectively referred to as the "LEASES"), and all rents, issues, profits, royalties (including all oil and gas or other hydrocarbon substances, earnings, receipts, revenues, accounts, accounts receivable, security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, including, without limitation, fixed, additional and percentage rents, occupancy and room charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by tenants to such Grantor to reimburse such Grantor for amounts originally paid or to be paid by such Grantor or such Grantor's agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of any Property or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of any Property and all claims as a creditor in connection with any of the foregoing) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from any Property or any other portion of any Mortgaged Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (all of the foregoing being referred to collectively, as the "RENTS") and the right to receive and apply the Rents to the payment of the Obligations, subject to the right hereinafter given to such Grantor to collect the Rents and subject to the terms and provisions of that certain Assignment of Rents and Leases dated as of the date hereof, by





                                     E-B-4
      such Grantor, as assignor for the benefit of Mortgagee, as assignee, (the "ASSIGNMENT OF RENTS");

            (o) the right to enforce, whether at law or in equity or by any other means, all terms, covenants and provisions of the Leases (collectively, the "LEASE PROVISIONS");

            (p) all impounds paid by such Grantor pursuant to the provisions of the Mortgage and all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against any Property or any other part of any Mortgaged Property, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term hereof (collectively, the "REFUNDS");

            (q) any loan commitment for permanent financing of the Improvements, including refinancing of any existing construction loans, and all amounts to be advanced to or on behalf of such Grantor thereunder (collectively, the "FINANCING COMMITMENTS");

            (r) all inventory in all of its forms (including, but not limited to, (i) all goods held by such Grantor for sale or lease (including without limitation all alcoholic beverage inventory) or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods which are returned to or repossessed by such Grantor, and (v) all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

            (s) all motor vehicle equipment in all of its forms, wherever located, now or hereafter existing (including, but not limited to, all trucks, tractors, trailers and automobiles), and all parts thereof (whether or not at any time of determination incorporated or installed therein or attached thereto, and including, without limitation, spare parts and tires), and all additions and accessions to, and replacements for, any of the foregoing Collateral (any and all such motor vehicle equipment, parts, additions, accessions and replacements being the "ROLLING STOCK");

            (t) any and all accounts receivable and rights to payment for use or occupancy of hotel rooms, motel rooms or other space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements (including the use or occupancy thereof) or any other facility on any Property, including (a) all accounts arising from the operation of any Improvements (specifically including any accounts receivable), (b) all amounts paid or payable under





                                     E-B-5
      the Management Agreements, and (c) all rights to payment or accounts receivable from any consumer credit, debit or other charge card organization or entity, including payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the MasterCard, the Discover Card or any other credit or debit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non- cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom (all of the foregoing being referred to herein, collectively, as the "PAYMENT RIGHTS");

            (u) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations, together with the Payment Rights being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

            (v) all cash, money, currency, and all demand, time, savings, passbook or like accounts with a bank, savings and loan association, credit union or like organization, including without limitation the Concentration Account, the Renovation Loan Account and the Capital Reserve Account (collectively, "DEPOSIT ACCOUNTS"), including, without limitation, all of the following (the "DEPOSIT ACCOUNT COLLATERAL"):

                 (i) the Concentration Account the Capital Reserve Account, all funds held therein, and all certificates of deposit and instruments, if any, from time to time representing or evidencing such funds or the Concentration Account Reserve Account;

                 (ii) all Deposit Accounts and post office boxes, mail stops or like mechanisms for the receipt of Accounts (collectively, the "LOCAL DEPOSIT ACCOUNTS"), all funds held therein, and all certificates and instruments, if any, from time to time representing or evidencing such funds or Local Deposit Accounts;

                 (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Secured Party for and on behalf of such Grantor in substitution for or in addition to any of the then existing Deposit Account Collateral;

                 (iv) all investments from time to time credited to any Deposit Account and all certificates and instruments, if any, from time to time representing or evidencing such investments; and





                                     E-B-6

                 (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Deposit Account Collateral;

            (w) all trademarks, tradenames, trade secrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, all goodwill associated with any of the foregoing and other rights relating to the name and style under which any Property is operated (excluding names and logos of tenants of any Property) (collectively, the "INTELLECTUAL PROPERTY");

            (x) to the extent not otherwise included in any other paragraph hereof, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral) (the "GENERAL INTANGIBLES");

            (y) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon (collectively, the "RECORDS"); and

            (z) all shares of stock of each Subsidiary of such Grantor and each other Person (the "Pledged Shares") and the certificates representing the Pledged Shares and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (the "RELATED PLEDGED SHARE COLLATERAL");

            (aa) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by such Grantor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights (the "ADDITIONAL RELATED PLEDGED SHARE COLLATERAL");

            (ab) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary





                                     E-B-7
      pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights (the "NEW SUBSIDIARY PLEDGED SHARE COLLATERAL" and together with the Related Pledged Share Collateral and the Additional Related Pledged Share Collateral, the "PLEDGED COLLATERAL"); and

            (ac) all indebtedness from time to time owed to such Grantor by any direct or indirect Subsidiary of such Grantor or any Person (including, without limitation, the DAB Notes and the Affiliate Notes), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, and all collateral pledged to secure such indebtedness and all security agreements and other documents relating to, or evidencing, such collateral (the "PLEDGED DEBT"); and

            (ad) all right, title and interest as a partner (whether a general partner or a limited partner) in the partnerships listed on
      Schedule VI hereto and each partnership in which such Grantor acquires an interest after the Closing Date (collectively, the "PARTNERSHIPS"), whether now owned or hereafter acquired, including without limitation all of such Grantor's right, title and interest in, to and under the agreements pursuant to which the Partnerships are established (collectively the "PARTNERSHIP AGREEMENTS") together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to a limited partnership interest or general partnership interest in any Partnership, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, all of the rights of any Partnership
      Grantor: (i) to (x) receive money due and to become due (including without limitation dividends, distributions, interest, income from partnership properties and operations, proceeds of sale of partnership assets and returns of capital) under or pursuant to any Partnership Agreement, (y) receive payments upon termination of any Partnership Agreement, and (z) receive any other payments or distributions, whether cash or noncash, in respect of any limited partnership interest or general partnership interest of such Grantor evidenced by any Partnership Agreement; (ii) in and with respect to claims and causes of action arising out of or relating to the Partnerships; and (iii) to have access to the Partnerships' books and records and to other information concerning or affecting the Partnerships;

            (ae) all right, title and interest as a member (whether or not a manager) in the limited liability companies listed on Schedule VII hereto and each limited liability company in which such Grantor acquires an interest after the Closing Date (collectively, the "LIMITED LIABILITY COMPANIES"), whether now owned or hereafter acquired, including without limitation all of such Grantor's right, title and interest in, to and under the agreements pursuant to which the Limited Liability Companies are established (collectively the "LIMITED LIABILITY COMPANY
      AGREEMENTS") together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to a membership interest in any Limited Liability Company, whatever their





                                     E-B-8
      respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, all of the rights of any such Grantor:
      (i) to (x) receive money due and to become due (including without limitation dividends, distributions, interest, income from properties and operations, proceeds of sale of assets and returns of capital) under or pursuant to any Limited Liability Company Agreement, (y) receive payments upon termination of any Limited Liability Company Agreement, and (z) receive any other payments or distributions, whether cash or noncash, in respect of any membership interest of such Grantor evidenced by any Limited Liability Company Agreement; (ii) in and with respect to claims and causes of action arising out of or relating to the Limited Liability Companies; and (iii) to have access to the Limited Liability Companies' books and records and to other information concerning or affecting the Limited Liability Companies; and

            (af) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes hereof, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary;

; provided, however, that in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in any agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent but only to the extent that such a grant would result in a breach of the terms of, or constitute a default under, any such agreement, and the other party to such agreement has not consented to the granting of such security interest in such agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity); and provided further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include and such Grantor shall be deemed to have granted a security interest in, all such rights or interests in the applicable Collateral as if such provision had never been in effect.

"PROPERTY" means each of the hotel properties and the Land on which they are located listed on Schedules 5.4A1, 5.4A2 and 5.4A3 to the Credit Agreement (and all Improvements thereon).





                                     E-B-9

                                  SCHEDULE B-1

                              ASSIGNED AGREEMENTS


                                 [See Attached]





                                     E-B-10

                                   APPENDIX C

                    [FORM OF COUNTERPART AND ACKNOWLEDGMENT
                             TO SECURITY AGREEMENT]


            This COUNTERPART AND ACKNOWLEDGMENT TO SECURITY AGREEMENT (this "COUNTERPART") is dated as of __________, _____ and is made with reference to that certain Pledge and Security Agreement dated as of __________, 1996 (as previously amended, restated, supplemented or modified and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement) among Wyndham Hotel Corporation (the "COMPANY") and the Subsidiaries of the Company that have become parties thereto, (each an "EXISTING GRANTOR" and collectively, the "EXISTING GRANTORS") as grantors in favor of Bankers Trust Company, as Agent for the Lenders (in such capacity, the "SECURED PARTY").

            By execution of this Counterpart, __________, a __________ ("NEW SUBSIDIARY"), agrees to become a party to the Security Agreement as a Grantor for all purposes thereunder and under the other Loan Documents and to be jointly and severally liable for all obligations to the full extent set forth therein. Without limiting the foregoing, as security for its respective Secured Obligations, New Subsidiary hereby pledges to the Secured Party for the benefit of the Lenders, and hereby grants to the Secured Party for the benefit of the Lenders, a first priority security interest in all of such New Subsidiary's right, title and interest in and to the Collateral whether now owned or hereafter existing or in which New Subsidiary now has or hereafter acquires an interest and wherever the same shall be located and all proceeds thereof.

            Annexed hereto are supplements to the Schedules for the Security Agreement (which Schedules shall hereafter include such supplements), setting forth in each instance the information necessary to make such Schedules true, correct and complete and not misleading as a result of the addition of New Subsidiary as a Grantor thereunder.

            New Subsidiary hereby represents and warrants to the Secured Party that the representations and warranties applicable to New Subsidiary under the Security Agreement, as supplemented by the Schedule supplements annexed hereto, are true and correct in all material respects to the same extent as though made on and as of the date hereof, and as of the Counterpart Effective Date (as defined below), except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date.





                                     E-C-1

            THIS COUNTERPART SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            This Counterpart shall become effective (such date being the "COUNTERPART EFFECTIVE DATE") upon execution hereof by New Subsidiary and receipt by the Secured Party of written or telephone notification of such execution and authorization of delivery thereof.

            IN WITNESS WHEREOF, New Subsidiary has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.


                              [NEW SUBSIDIARY]

                              By:                       ----------------------
                                                        Name:
                                                        Title:





                                     E-C-2